SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Broadcom Corporation
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BROADCOM CORPORATION

5300 California Avenue

Irvine, California 92617-3038

March 29, 2013

Dear Fellow Shareholder:

You are cordially invited to attend our 2013 Annual Meeting of Shareholders, which will be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California, at 10:00 a.m. local time, on Tuesday, May 14, 2013. The formal meeting notice and proxy statement are attached.

At this year’s Annual Meeting, shareholders will be asked to elect nine directors to serve for the coming year and ratify the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013.

This year we are again using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We will instead send our shareholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and annual report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

For admission to the Annual Meeting, each shareholder will be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our common stock as of the record date, such as a brokerage statement, proxy card or voting instruction form reflecting stock ownership.

We look forward to seeing you on May 14th.

Sincerely,

Henry Samueli, Ph.D.	Scott A. McGregor
Co-Founder, Chairman of the Board and Chief Technical Officer	President and Chief Executive Officer

BROADCOM CORPORATION

NOTICE OF THE 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2013

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Broadcom Corporation, a California corporation, will be held at our corporate headquarters, 5300 California Avenue, Irvine, California, at 10:00 a.m. local time, on May 14, 2013, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect the following persons to serve on our Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified: Robert J. Finocchio, Jr., Nancy H. Handel, Eddy W. Hartenstein, Maria M. Klawe, Ph.D., John E. Major, Scott A. McGregor, William T. Morrow, Henry Samueli, Ph.D., and Robert E. Switz.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All shareholders of record at the close of business on March 18, 2013 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 2 of the Proxy Statement.

FOR ADMISSION TO THE ANNUAL MEETING, EACH SHAREHOLDER WILL BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER’S LICENSE OR PASSPORT, AND PROOF OF OWNERSHIP OF OUR COMMON STOCK AS OF THE RECORD DATE, SUCH AS A BROKERAGE STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM REFLECTING STOCK OWNERSHIP.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California	Arthur Chong
March 29, 2013	Executive Vice President,
General Counsel and Secretary

INTERNET AVAILABILITY OF PROXY MATERIALS

THIS YEAR WE ARE AGAIN USING THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR SHAREHOLDERS. CONSEQUENTLY, MOST SHAREHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND OUR SHAREHOLDERS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW SHAREHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE ELECTRONIC DELIVERY OF OUR PROXY MATERIALS AND ANNUAL REPORT WILL HELP BROADCOM REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

Broadcom®, the pulse logo, Connecting everything® and the Connecting everything logo are among the trademarks of Broadcom Corporation in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

©2013 Broadcom Corporation. All rights reserved.	This proxy statement is printed on recycled paper.

BROADCOM CORPORATION

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

*	These items are not considered proxy solicitation materials and are not deemed filed with the U.S. Securities and Exchange Commission (SEC).

PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

The enclosed proxy is solicited on behalf of the Board of Directors of Broadcom Corporation, a California corporation, for use at our 2013 Annual Meeting of Shareholders to be held on May 14, 2013 and at any adjournment(s) or postponement(s) thereof, referred to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. local time at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California. Directions to attend the meeting can be found on our website at www.broadcom.com/investors. The proxy solicitation materials were first sent on or about April 1, 2013 to all shareholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE 2013 SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2013

This proxy statement and our 2012 annual report to shareholders are available on our website address at www.broadcom.com/investors. This website address contains the following documents: the notice of the annual meeting, this proxy statement and a proxy card sample, and the 2012 annual report to shareholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At this year’s Annual Meeting, shareholders will be asked to elect nine directors, ratify the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013, and to transact any other business that may properly come before the meeting. The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding notice and are described in more detail in this proxy statement.

Who is entitled to vote?

To be able to vote, you must have been a shareholder on March 18, 2013, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 520,575,054 shares of our Class A common stock, par value $0.0001 per share, and 50,654,914 shares of our Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of our preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to in this proxy statement as the common stock.

Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters.

How many votes do I have?

Holders of our common stock will vote at the Annual Meeting as a single class on all matters. Each holder of Class A common stock is entitled to one vote per share held, and each holder of Class B common stock is entitled to ten votes per share held. As a result, a total of 1,027,124,194 votes may be cast on each matter at the Annual Meeting.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of our outstanding common stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 513,562,098 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and “broker non-votes” will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is a broker non-vote?

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on the election of directors and on other certain non-routine matters, and accordingly may not vote on such matters absent instructions from the beneficial holder. If you hold your shares in “street name” or through a broker it is important that you give your broker your voting instructions.

What vote is required for each item?

For Proposal One, the nine nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of shareholders and/or until their successors are duly elected and qualified. The election of directors is not a matter on which a broker or other nominee is empowered to vote and therefore there may be broker non-votes on Proposal One; however, broker non-votes and abstentions will have no effect on the outcome of the election of candidates for director. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board of Directors or for such lesser number of nominees as may be prescribed by the Board of Directors. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Approval of Proposal Two requires a vote that satisfies two criteria: (i) the affirmative vote must constitute a majority of the voting power present or represented by proxy and voting, and (ii) the affirmative vote must constitute a majority of the voting power required to constitute the quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2013 is a matter on which a broker or other nominee generally has discretionary authority to vote. Accordingly, no broker non-votes are expected to exist with respect to Proposal Two.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those shareholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those shareholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from the brokerage firm, bank or other nominee, as your record holder, that must be followed for your record holder to vote your shares per your instructions. Your broker will be sending you a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the website to vote your shares electronically over the Internet or by telephone. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Shareholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this proxy statement as an email notice, with information on how to access the proxy materials and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Monday, May 13, 2013.

Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted (i) FOR the election of each of the nine nominees to our Board of Directors listed in the proxy, (ii) FOR the approval of Proposal Two, ratification of KPMG LLP as our independent registered public accounting firm, and (iii) in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Two.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-

5005. If you are a registered shareholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting; please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

How and when may I submit a shareholder proposal for the 2014 Annual Meeting of Shareholders?

In the event that a shareholder desires to have a proposal considered for presentation at the 2014 Annual Meeting of Shareholders, and included in our proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to our Secretary so that it is received no later than December 2, 2013. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice in writing to our Secretary not less than sixty days and not more than ninety days prior to the first anniversary of the date on which the notice of the prior year’s annual meeting of shareholders was first mailed. To be timely for the 2014 Annual Meeting of Shareholders, a shareholder’s notice must be received by our Secretary between January 1, 2014 and January 31, 2014. The notice must comply with all of the requirements set forth in our bylaws.

The proxy solicited by our Board of Directors for the 2014 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any nominee or proposal presented by a shareholder at the meeting for which Broadcom has not been properly provided with notice between January 1, 2014 and January 31, 2014, and (ii) any proposal made in accordance with our bylaw provisions, if the 2014 proxy statement briefly describes the nature of the matter and how management’s proxy holders intend to vote on it, provided that the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

To forward any shareholder proposals or notices of proposals or to receive a copy of our bylaws write to the Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our Board of Directors, referred to in this proxy statement as the Board, currently consists of nine members: Robert J. Finocchio, Jr., Nancy H. Handel, Eddy W. Hartenstein, Maria M. Klawe, Ph.D., John E. Major (Lead Independent Director), Scott A. McGregor, William T. Morrow, Henry Samueli, Ph.D. (Chairman of the Board), and Robert E. Switz.

The Board believes that good corporate governance is paramount to ensure that Broadcom is managed for the long-term benefit of our shareholders. The Board and management have undertaken a comprehensive and continuous effort to regularly review and enhance our governance policies and practices. In conducting this review, we look to suggestions by various authorities on corporate governance, the practices of other public companies, the provisions of applicable corporate governance-related legislation, various new and proposed rules of the U.S. Securities and Exchange Commission, referred to in this proxy statement as the SEC, and the listing standards of The Nasdaq Stock Market®, referred to in this proxy statement as Nasdaq.

Our Board has Corporate Governance Guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision-making processes, Board meetings and the involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation for our Chief Executive Officer. In addition, the Board has adopted a Code of Ethics and Corporate Conduct, referred to in this proxy statement as the Code of Ethics, and a Conflicts of Interest Policy that applies to all of our employees, directors and officers. The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of the listing standards of Nasdaq. You may view our Code of Ethics and our Corporate Governance Guidelines on our website at www.broadcom.com/investors or request copies of these documents, which will be provided free of charge, by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of Nasdaq, at the same location on our website.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating & Corporate Governance Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with Broadcom in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating & Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by Nasdaq, additional criteria set forth in our Corporate Governance Guidelines, and consideration of any other material relationship a director may have with Broadcom.

In February 2013 the Board determined that all of its then current directors and all of its nominees for election at the Annual Meeting are independent under these standards, except for Mr. McGregor, who serves full-time as our President and Chief Executive Officer, and Dr. Samueli, who serves full-time as our Chief Technical Officer and beneficially owns more than 23% of the voting power of our common stock. In making its independence determinations, with respect to Mr. Finocchio, the Board considered his directorship at Echelon Corporation, one of our customers, and reviewed the amounts paid by Echelon to Broadcom since 2010, and concluded that Mr. Finocchio does not have a material direct or indirect interest in the relationship, and that the relationship did not compromise the independence of Mr. Finocchio. In making its independence determinations, with respect to Dr. Klawe, the Board considered a small grant made by the Broadcom Foundation in 2011 to Harvey Mudd College, where Dr. Klawe serves as president, and concluded that Dr. Klawe did not have a material direct or indirect interest in the grant.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure depending on then current circumstances. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of our shareholders. Pursuant to our Corporate Governance Guidelines, if the Board appoints a Chairman that is an independent director, the Chairman also serves as our “Lead Independent Director.” If the Chairman is not an independent director, one of the independent directors is designated by a majority of the independent directors to be the Lead Independent Director, with the responsibilities set forth below. Generally, service as Lead Independent Director is limited to a term not to exceed five consecutive years.

Mr. Major currently serves as our Lead Independent Director and Dr. Samueli currently serves as Chairman of the Board. The Board believes that its current leadership structure with Dr. Samueli as Chairman and Mr. Major as Lead Independent Director provides an appropriate balance between strong leadership, appropriate safeguards and oversight by non-employee directors. The Board benefits from Mr. Major’s leadership experience as a technology industry veteran, significant public company board experience and intimate familiarity with our history and business. Additionally, the Board believes Dr. Samueli’s service as Chairman is valuable to both the Board and the shareholders in light of various considerations, including his advanced engineering and leadership experience, which includes more than 30 years in the fields of communications systems and digital signal processing, his recognized status as a pioneer, leader and visionary within the semiconductor industry, his unique and deep understanding of Broadcom’s operations, and his instrumental role in driving Broadcom’s growth from a start-up enterprise to a Fortune 500® company.

Mr. Major has served as Lead Independent Director for over four years, including four years as Chairman of the Board. It is anticipated that a new Lead Independent Director will be appointed next year.

Under our Bylaws, the Chairman of the Board presides over meetings of the Board and shareholders and exercises and performs certain other powers and duties designated in the Bylaws and as may be assigned by the Board. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director is responsible for:

•

Assessing the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties, and although management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

•

Confirming that the Nominating & Corporate Governance Committee oversees compliance with and implementation of our corporate governance policies and confirming that the Chair of the Nominating & Corporate Governance Committee oversees the process to recommend revisions to our corporate governance policies;

•

Coordinating and moderating executive sessions of the Board’s independent directors, and acting as principal liaison between the independent directors and our Chief Executive Officer, or if different from the Lead Independent Director, the Chairman of the Board on sensitive issues; and

•	If desired, making recommendations regarding the composition and chairpersons of Board committees.

Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices

Our Board oversees an enterprise-wide approach to risk management. While our Board has the ultimate oversight responsibility for the risk management process, various committees of the Board participate in the risk oversight process. Under the supervision of our Audit Committee, we have established an enterprise risk management framework to identify, evaluate and manage risks on a company-wide basis consistent with our business strategy. Under this framework, specified risk owners within Broadcom identify and assess the risks in their areas of responsibility, define and implement mitigation plans, as appropriate, and monitor the effectiveness of the plans implemented to reduce risk. The risk owners report to a Risk Committee, a management committee that also evaluates the risks and the effectiveness of the mitigation plans. The Risk Committee reports to the Audit Committee and our senior management team. The Audit Committee also makes independent inquiry of our independent registered public accounting firm and of our Chief Financial Officer regarding our significant risks and exposures and the steps taken to minimize the same. Our Board of Directors is advised by the Audit Committee and management of significant risks and management’s response via periodic updates.

In setting compensation, the Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy. In early 2013 the Compensation Committee reviewed the compensation programs for our executive officers as well as for our other employees to determine whether those programs encourage excess risk taking that would create a material risk to our economic viability. Based on that review, the Compensation Committee concluded that our compensation programs do not create risks that could be reasonably likely to have a material adverse effect on us. In reaching this conclusion, the Compensation Committee considered the following material characteristics of our compensation programs that discourage excessive or unnecessary risk taking:

•

Our compensation programs appropriately balance short- and long-term incentives, with approximately 41% of targeted total direct compensation (consisting of base salary, annual cash incentives and equity awards) for employees at or above the director level provided in equity and focused on long-term performance and only approximately 15% of total direct compensation provided in the form of annual cash incentives.

•

The performance objectives under our company-wide annual cash incentive plan are balanced. The 2012 financial metrics for funding our company-wide bonus pool were based on relative rate of revenue growth and non-GAAP product operating margin, which were each equally weighted at 35%. The Compensation Committee had authority over the remaining 30% of the total target bonus pool to fund that component based on our strategic goals and accomplishments during the year.

•

Qualitative factors beyond quantitative financial metrics are a key consideration in the determination of individual cash incentive awards. Based on the funding of the total bonus pool, each participant is budgeted a percentage of his or her target bonus opportunity. Bonuses can be awarded over or under the budgeted amounts based on an assessment of the performance and contributions of the participant’s group and his/her area of responsibility during the year.

•	Maximum payouts under our cash incentive plan are capped.

•

We provide a balanced mix of equity awards for executive officers. Pursuant to equity award guidelines adopted in 2010, employees below the Executive Vice President level receive equity compensation solely in the form of restricted stock unit awards, referred to in this proxy statement as RSUs, which are less sensitive to stock price volatility. In 2011, our executive officers began receiving equity awards in the form of time-based RSUs and, in lieu of stock options, performance-based RSUs (referred to as Performance RSUs or PRSUs). For a description of our PRSU program, including the performance metrics thereunder, see “Executive Compensation and Other Information — Compensation Discussion and Analysis — IV. 2012 Compensation Decisions – D. The Role of Long-Term Incentive Awards.”

•	The financial opportunity in our long-term incentive program is best realized through long-term appreciation of our stock price, which mitigates excessive short-term risk-taking.

Shareholder Communications with the Board

The Board has implemented a process by which shareholders may send written communications directly to the attention of the Board or any individual Board member. The Lead Independent Director, with the assistance of our internal Legal Department, is primarily responsible for monitoring communications from shareholders and providing copies of such communications to the other directors as the Lead Independent Director considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers important for the directors to consider. Shareholders who wish to communicate with the Board may write to Lead Independent Director, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005.

Board Committees and Meetings

The Board held six meetings during 2013. Each director attended 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which he or she served during the time he or she was a director in 2012. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2012. Additionally, the independent directors met in executive session regularly without the presence of management. The Lead Independent Director, currently Mr. Major, presides over executive sessions of the independent directors.

We typically schedule a Board meeting in conjunction with our annual meeting of shareholders and expect that all of our directors will attend the annual meeting, absent a valid reason. All nine nominees who were elected to serve as directors at the 2012 Annual Meeting of Shareholders attended that shareholder meeting.

The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s current charter is available on our website at www.broadcom.com/investors. The current chairs and members of the committees are identified in the following table:

The Board committees are reviewed annually at the Board meeting that follows the Annual Meeting and the composition and/or chairs of one or more committees may change at that time.

Audit Committee.    The Board has determined that each member of the Audit Committee is “independent” under the current Nasdaq listing standards and satisfies the other requirements under Nasdaq listing standards and SEC rules regarding audit committee membership. The Board has also determined that each current member of the Audit Committee (i) qualifies as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee and (ii) satisfies the “financial sophistication” requirements of the Nasdaq listing standards. The Committee held eight meetings during 2012.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of our accounting and financial reporting process and the integrity of the financial statements that will be provided to shareholders and others; (ii) the functioning of our systems of internal accounting and financial reporting controls; (iii) the portions of our Code of Ethics that relate to the integrity of accounting and financial reporting; and (iv) our risk management process. The Audit Committee is also responsible for engaging and determining the compensation of our independent registered public accounting firm and overseeing its performance, qualifications and independence and its conduct of the annual independent audit of the financial statements and our internal accounting and reporting controls, and its engagement for all other services. The Audit Committee’s procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting and financial controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices, may be found on our website at www.broadcom.com/investors.

The Audit Committee meets in executive session with our independent registered public accounting firm, and the independent registered public accounting firm has unrestricted access and reports directly to the Committee. The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013, and the Board is recommending that the shareholders ratify that appointment at the Annual Meeting.

Compensation Committee.    The Board has determined that each member of the Compensation Committee is “independent” under the current Nasdaq listing standards and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, and is a non-employee director within the meaning of Section 16 of the Exchange Act. The Committee held nine meetings during 2013.

Scope and Authority of Compensation Committee.    Among other responsibilities set forth in its charter, the Compensation Committee determines the compensation to be provided to our Chief Executive Officer and other executive officers, including, among other things, annual salaries and bonuses, RSUs, PRSUs, other stock-based awards, stock options, and other compensation arrangements. In addition, the Compensation Committee reviews the philosophy and policies behind, and any material risks created by, our overall compensation program including the salary, bonus and equity compensation arrangements for all other employees. The Compensation Committee has the exclusive authority to administer and grant RSUs, PRSUs, stock options and stock appreciation rights, and to make direct stock issuances and other stock-based awards under the Discretionary Grant and Stock Issuance Programs of our 1998 Stock Incentive Plan, as amended and restated, and of our 2012 Stock Incentive Plan, with respect to executive officers and to all other eligible individuals.

Role of Officers and Compensation Consultants in Recommending Compensation.    The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of our Human Resources and Legal Departments. Compensation Committee meetings are regularly attended by our Chief Executive Officer, our Chief Financial Officer, our Executive Vice President, Human Resources, our General Counsel, and other employees with functional responsibilities related to the Committee’s work. Under its charter, the Compensation Committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, the Compensation Committee retained Radford, an Aon Hewitt Consulting Company, as its independent compensation consultant for 2010-2013. During 2012, Broadcom did not engage Radford for any additional consulting services beyond its work performed for the Compensation Committee, other than consulting services to analyze our equity program, compensation mix and equity grant guidelines, each as they apply to non-executive employees. The fees associated with these non-executive compensation consulting services did not exceed $120,000. Radford has performed similar non-executive compensation consulting services for 2013, which services and the fees associated therewith (which are less than $120,000) have been pre-approved by the Compensation Committee.

During 2012, management also (i) purchased survey data from Radford for purposes of benchmarking non-executive employee compensation; and (ii) engaged affiliates of Aon Corporation, Radford’s parent company, as a provider of director & officer liability insurance and other insurance brokerage services and risk services. The amount of director and officer liability coverage was approved by the Board. In total, fees paid to Aon for 2012 for services not related to Radford’s work with our Compensation Committee were approximately $500,185. For a description of the Compensation Committee’s evaluation of Radford’s independence and potential conflicts of interest, see “Executive Compensation and Other Information — Compensation Discussion and Analysis — III. Executive Compensation Program, Process and Implementation— B. Independent Compensation Consultant.”

The Human Resources Department supports the Compensation Committee in its duties and, together with the Chief Executive Officer, may be given authority to carry out certain administrative duties regarding our compensation programs. In 2012 Radford worked with our Human Resources Department (at the request of the Compensation

Committee) to acquire and compile compensation surveys for review by the Compensation Committee and to compare compensation paid to our executive officers with compensation paid for comparable positions at companies included in the surveys. Our Human Resources Department also compiles annual compensation data for each executive officer. Our Chief Executive Officer annually reviews the compensation of each of our other executive officers, measuring their compensation levels against individual performance objectives developed annually by him and the respective executive officer. The conclusions reached and recommendations based on this review, including with respect to salary adjustments and annual equity awards, are presented by our Chief Executive Officer to the Compensation Committee. The Compensation Committee reviews these materials and recommendations and has full authority to exercise its judgment in determining the final compensation payable to each executive officer. The Compensation Committee members typically meet in executive session to consider compensation awards for executives, including our Chief Executive Officer, and in other appropriate circumstances.

Additional information concerning the compensation policies and objectives established by the Compensation Committee and the respective roles of our Chief Executive Officer and the compensation consultant in assisting with the determination of compensation for each of the executive officers named in the Summary Compensation Table, referred to in this proxy statement as our named executive officers, is included under “Executive Compensation and Other Information — Compensation Discussion and Analysis.”

Timing of Equity Awards.    Equity awards, together with cash bonuses and salary increases, are typically made on an annual basis to continuing employees after a review of the prior year’s performance of each such employee. Such equity awards are made subject to guidelines that have been approved by the Compensation Committee in advance. The Compensation Committee has adopted a policy on timing of equity awards to officers and other employees. The policy requires that RSU grants will be made on a regularly scheduled quarterly date and any stock option grants made to employees in connection with the annual review process will be granted at a Compensation Committee meeting held on a date that the trading window is open and that is at least two business days following our public release of annual financial results; however, beginning in 2011, the Committee has not granted and currently plans to no longer grant stock options, other than in connection with acquisitions. Awards of RSUs to employees in connection with the annual review process will be made at the next regularly scheduled quarterly date for the grant of RSUs.

Equity Award Processes and Procedures.    The Compensation Committee has adopted the following equity award processes and procedures applicable to all equity awards:

•

If there are proposed equity awards for consideration, the Compensation Committee will generally meet within the first three weeks of February, May, August and November to consider the proposed awards. The Compensation Committee refrains from using unanimous written consents to approve equity awards.

•

The Committee has adopted equity award guidelines pursuant to which equity awards are based upon a dollar value rather than number of shares granted. Under these guidelines the number of shares that will be recommended for each grant will be determined based on the closing price of our Class A common stock three trading days after our most recent quarterly earnings report, unless the subject awards are being proposed more than two months following the last earnings report, in which case the average of the last five trading days during the preceding month would be used.

•

Before each meeting, the Compensation Committee receives a report detailing proposed new hire, patent incentive and other equity awards. The report lists (i) the proposed grants by employee name and position, (ii) the dollar value of RSUs and/or options proposed to be granted and the estimated number of shares associated with that dollar value, (iii) proposed vesting schedules, and (iv) whether the grant is within the equity award guidelines set by the Compensation Committee.

•	Each meeting is attended by an in-house attorney who records minutes of the meeting.

•

The Compensation Committee reviews the pre-circulated list of proposed grants presented to it and considers and acts upon the proposals. At or prior to the meeting, the Committee receives a final calculation of the number of shares associated with the dollar value of each proposed equity grant, determined as set forth above.

If the equity awards are approved, the grant date is the date of such approval or a date following the day of approval. Employees are notified promptly of the awards granted to them.

•	Annual equity awards made to continuing employees are made in connection with our annual employee reviews as described above.

Nominating & Corporate Governance Committee.    The Board has determined that each member of the Nominating & Corporate Governance Committee is “independent” under the current Nasdaq listing standards. The Committee held two meetings during 2012.

The Nominating & Corporate Governance Committee assists the Board in overseeing the implementation and monitoring the effectiveness of our Corporate Governance Guidelines, Code of Ethics and Conflicts of Interest Policy and in developing and recommending to the Board modifications and/or additions to those and other corporate policies. The Committee reviews our overall corporate governance as well as Board policies and procedures and recommends improvements as needed. The Committee is also responsible for the review and approval of related party transactions.

Additionally, the Committee periodically reviews the compensation payable to non-employee directors and administers the selection process for nominees for appointment or election to the Board. The Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time candidates are considered and recommends candidates to be nominated for appointment or election to the Board.

Criteria for Director Nominees and Board Diversity.    The Board believes that it should be composed of directors with diverse, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and possess experience at a high level of responsibility within their chosen fields and have the ability to quickly grasp complex principles of business, finance, and wired and wireless communications technologies. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our shareholders.

When considering a candidate for director, the Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any;

•	The size and composition of our existing Board; and

•	Diversity of skills, backgrounds, experiences, and other qualifications, to meet Broadcom’s ongoing needs.

In general, candidates who hold or who have held an established executive-level position in a high technology company are preferred. The Board’s consideration of diversity as a criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then existing composition of the Board as a whole.

Prior to nominating a sitting director for re-election at an annual meeting of shareholders, in addition to the factors described above, the Committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the work of the Board and its committees. The Committee will also consider feedback received during the annual Board, committee and individual director assessment process. The Committee specifically considers each director nominee’s experiences and skills relevant to service on our Board.

When seeking candidates for director, the Committee may solicit suggestions from incumbent directors, management, shareholders and others. Additionally, the Committee has in the past used and may continue to use the services of third party search firms to assist in the identification and analysis of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Committee will interview that candidate if it believes the candidate might be suitable. The Committee may also ask the candidate to meet with other members of the Board and with management. If the Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election.

Shareholder Recommendations for Nominations to the Board of Directors.    The Committee will consider candidates for director recommended by any shareholder that is the beneficial owner of shares representing more than one percent (1%) of the then outstanding shares of common stock of Broadcom and that has beneficially owned those shares for at least one year. The Committee will evaluate such recommendations applying its regular nominee criteria and considering the additional information set forth below. Eligible shareholders wishing to recommend a candidate for nomination as a director are requested to send the recommendation in writing to Chair, Nominating & Corporate Governance Committee, Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. Prior to making such a recommendation, shareholders are requested to contact the Chair of the Committee to obtain a list of backgrounds that the Committee would consider for potential director nominees, given the Board’s then current composition. A shareholder recommendation must contain the following information:

•

Documentation supporting that the writer is a shareholder of Broadcom and has been a beneficial owner of shares representing more than one percent (1%) of our then outstanding shares of common stock for at least one year, and a statement that the writer is recommending a candidate for nomination as a director;

•

A resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to our business;

•	The number of shares of our common stock beneficially owned by the candidate;

•

A statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Broadcom, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board or jeopardize the independent standing of our independent registered public accounting firm;

•

Detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing shareholder, the candidate, and any affiliate of the proposing shareholder and the candidate;

•	Any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	A signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation of director candidates, the Committee may request additional information from the candidate or the recommending shareholder and may request an interview with the candidate. The Committee has discretion to decide which individuals, if any, to recommend for nomination as directors.

No candidates for director nominations were submitted to the Nominating & Corporate Governance Committee by any shareholder in connection with the election of directors at the Annual Meeting. Any shareholder that desires to recommend a candidate for nomination to the Board to be considered for election at our 2014 Annual

Meeting of Shareholders is strongly encouraged to do so no later than December 2, 2013, the date that annual meeting proposals meeting the requirements of Rule 14a-8 promulgated under the Exchange Act are due. See “Information about the Annual Meeting and Voting.”

Compensation of Non-Employee Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. We do not provide any perquisites to our non-employee Board members. In setting the compensation of non-employee directors, we consider the significant amount of time that the Board members expend in fulfilling their duties to Broadcom as well as the experience level we require to serve on the Board. The Board, through its Nominating & Corporate Governance Committee, annually reviews the compensation arrangements and compensation policies for non-employee Board members. The Nominating & Corporate Governance Committee recently reviewed market data compiled by Radford to assist in assessing total non-employee director compensation. Pursuant to our Corporate Governance Guidelines, in recommending non-employee director compensation the Nominating & Corporate Governance Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our shareholders; and (iii) the structure of the compensation should be clearly disclosed to our shareholders.

Cash Compensation

Each non-employee director receives an annual cash retainer fee of $75,000. The following additional annual cash retainer fees are also paid: (i) the Chair of the Audit Committee receives $25,000; (ii) the Chair of the Compensation Committee receives $15,000; (iii) the Chair of the Nominating & Corporate Governance Committee receives $10,000; and (iv) the Lead Independent Director receives $20,000. The retainer fees are paid in quarterly installments in arrears, and are prorated as appropriate based upon the dates and capacities in which each individual non-employee director serves.

There are no cash fees payable for attendance at Board or committee meetings.

Equity Compensation

Under the Director Automatic Grant Program of our 2012 Stock Incentive Plan, and previously under our 1998 Stock Incentive Plan, each new and continuing non-employee director automatically receives RSUs that cover shares of our Class A common stock in accordance with the following specified parameters:

•

Annual Award.    On the date of each annual meeting of shareholders, each individual who continues to serve as a non-employee director after that annual meeting will automatically be granted RSUs covering the number of shares of our Class A common stock (rounded up to the next whole share) determined by dividing the dollar sum of $300,000 by the closing price per share of our Class A common stock on such date. There is no limit on the number of such annual RSUs that any one non-employee director may receive over his or her period of Board service.

•

Initial Grant.    Each individual who commences service as a non-employee director upon his or her election to the Board at an annual meeting of shareholders will automatically be granted RSUs covering the number of shares of our Class A common stock (rounded up to the next whole share) determined by dividing the dollar sum of $300,000 by the closing price per share of our Class A common stock on such date. Each individual who is first elected or appointed as a non-employee director other than at an annual meeting of shareholders will, on the date he or she commences service as a non-employee director, automatically be granted a RSU award covering that number of shares of our Class A common stock determined first by multiplying the $300,000 annual dollar amount by a fraction, the numerator of which is the number of months (including any partial month, expressed as a fraction) that will elapse between the date he or she commences service as a non-employee director and the first May 5th following such commencement date and the denominator of which is 12 months, and then dividing that pro-rated dollar amount by the closing price per share of our Class A common stock on such commencement date.

Each RSU award vests in a series of one or more successive equal quarterly installments over the period measured from the date the award is made and ending no later than the next succeeding 5th day of May. The quarterly vesting dates occur on the 5th day of February, May, August and November each year, with the first such quarterly vesting date to be at least 30 days after the grant date of an equity award and the final vesting date to be the earlier of (i) the last quarterly vesting date determined for such equity award in accordance with the foregoing specified schedule or (ii) the day immediately prior to the date of the first annual meeting of shareholders following the grant date. A non-employee director will not vest in any additional RSUs following his or her cessation of Board service, unless such cessation of Board service should occur by reason of his or her death or disability, in which case all outstanding unvested RSUs will immediately vest. The RSUs will also vest in full on an accelerated basis upon the occurrence of certain changes in control during the period of Board service. As the RSUs vest in one or more installments, the shares of Class A common stock underlying those vested units will be promptly issued without the payment of any cash consideration, and will not be subject to any restrictions, other than under any applicable securities laws. However, the Compensation Committee may allow one or more non-employee directors to defer, in accordance with the applicable deferral election requirements in effect under Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder, the issuance of the underlying shares beyond the applicable vesting date to a designated date or until cessation of Board service or an earlier change in control event.

Compensation of Employee Directors

Mr. McGregor and Dr. Samueli were compensated as full-time employees and did not receive any additional compensation for their respective service as a Board member during 2012. Information regarding the compensation awarded to Mr. McGregor and Dr. Samueli is included in the Summary Compensation Table in this proxy statement.

Non-Employee Director Compensation Table

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2012:

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Robert J. Finocchio, Jr.	$75,000	$297,753	$372,753
Nancy H. Handel	100,000	297,753	397,753
Eddy W. Hartenstein	84,417	297,753	382,170
Maria M. Klawe, Ph.D.	75,000	297,753	372,753
John E. Major	100,583	297,753	398,336
William T. Morrow	75,000	297,753	372,753
John A.C. Swainson(4)	27,917	0	27,917
Robert E. Switz	85,000	297,753	382,753

(1)

For a description of the annual non-employee director retainer fees and retainer fees for chair positions and for service as Lead Independent Director, see the disclosure above under “Cash Compensation.”

(2)

The dollar value of RSUs shown represents the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic, or FASB ASC, Topic 718, on the basis of the fair market value of the underlying shares of our Class A common stock on the respective grant dates and without any adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Notes 1 and 8 of Notes to Consolidated Financial Statements included in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2012, referred to as the 2012 Form 10-K. Each RSU entitles the director to receive one share of our Class A common stock at the time of vesting without the payment of an exercise price or other cash consideration.

The actual value that a director will realize on each RSU award will depend on the price per share of our Class A common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by a director will be at or near the grant date fair value of the RSUs awarded. Furthermore, because the fair value of our Class A common stock reflects payment of a quarterly dividend, the fair value of the RSU grants as shown in the table is less than $300,000.

On May 15, 2012, the date of the 2012 Annual Meeting of Shareholders, each of the following non-employee directors received an RSU award under the Director Automatic Grant Program covering 9,053 shares of our Class A common stock: Ms. Handel, Dr. Klawe and Messrs. Finocchio, Hartenstein, Major, Morrow, and Switz. The per share grant date fair value of the RSUs awarded May 15, 2012 was $32.89. For the vesting schedule in effect for such RSUs, please see “Compensation of Non-Employee Directors — Equity Compensation” above.

(3)

In 2007 and prior years, our non-employee directors received a combination of stock options and RSU awards. The following table shows, as of December 31, 2012, the total number of shares of our Class A common stock subject to RSUs and option awards (all of which are fully vested) outstanding for each non-employee director:

Director	Total RSU Awards Outstanding	Total Option Awards Outstanding
Robert J. Finocchio, Jr.	4,527	0
Nancy H. Handel	4,527	95,000
Eddy W. Hartenstein	4,527	0
Maria M. Klawe, Ph.D.	4,527	0
John E. Major	4,527	53,750
William T. Morrow	4,527	0
Robert E. Switz	4,527	10,000

(4)	Mr. Swainson served as a director until our 2012 Annual Meeting of Shareholders on May 15, 2012.

Director Share Ownership Policy and Policy on Stock Pledging

Under the revised share ownership policy for members of the Board, as of December 31, 2011 directors are required to own shares of Broadcom stock equal in value to at least four times the annual cash retainer paid to non-employee directors, measured using the closing price of our Class A common stock as of the last trading day of the previous year.(1) The shares taken into account under this policy are limited to actual outstanding shares of our common stock, and no credit is given for stock options or RSUs. Any director who is not in compliance with the policy has until the end of the year to so comply. A director who joins the Board after December 31, 2010 will have until the end of the second full calendar year following his or her first appointment or election to the Board, as applicable, to become compliant with the policy. All of our current directors are in compliance with this policy by virtue of having attained the requisite ownership level or are on track to being compliant within the applicable time period.

Effective February 13, 2013, members of the Board are generally restricted from holding Broadcom securities in a margin account or pledging Broadcom securities as collateral for a loan. Upon application, the Nominating & Corporate Governance Committee will also evaluate whether limited exceptions should be made to the pledging restriction. Exceptions may be granted based on, among other considerations, a director’s demonstrated financial capacity to, among other things, repay the loan without resorting to the pledged securities, the size of the loan, the percentage of securities proposed to be pledged representing no more than 15% of the director’s ownership of Broadcom securities and the securities to be pledged not including any securities required to be held by the director pursuant to the policy. Pledging arrangements in existence as of February 13, 2013 may continue until they expire in accordance with their current terms. Further, under Broadcom’s Insider Trading Policy, hedging Broadcom securities is prohibited.

(1)	The annual cash retainer paid to non-employee Board members does not include additional cash retainers paid to the chairs of the Board’s committees and to the Lead Independent Director.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

Nine directors are to be elected to our Board at the Annual Meeting, to hold office until the next annual meeting of shareholders and/or until their successors are duly elected and qualified, except in the case of their earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the nominees named (nine). Each of the nominees listed below has been nominated by our existing Board upon the recommendation of its Nominating & Corporate Governance Committee.

The following table sets forth certain information as of March 18, 2013 concerning the nominees for director:

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the nine nominees named above. Each of the nominees has consented to be named and to serve if elected. Should any nominee become unavailable to serve for any reason, the proxies will be voted by the proxy holders for such other person or persons as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board.

Following is a description of the business experience, qualifications, skills and educational background of each of the nominees for director, including their business experience during the past five years:

Robert J. Finocchio, Jr. had been a director since December 2011. Mr. Finocchio is chair of the Board of Trustees at Santa Clara University and has been a Dean’s Executive Professor at the University’s Leavey School of Business since September 2000. From July 1997 to September 2000, he served as Chairman of Informix Corporation and from July 1997 to July 1999, he served as its Chief Executive Officer and President where he led the reconstruction and return to growth and profitability of the enterprise database software company. From December 1988 to May 1997, Mr. Finocchio held several positions at 3Com Corporation, including President of 3Com Systems, Executive Vice President of Network Systems Operations and Executive Vice President of Field Operations. Prior to 3Com, from December 1978 to June 1987, he held various executive positions in sales and service at ROLM

Corporation and IBM Corporation, which acquired ROLM in 1984. Mr. Finocchio also was Vice President of ROLM Systems Marketing for IBM. Mr. Finocchio holds a B.S. in Economics from Santa Clara University and an M.B.A. from Harvard Business School where he was a Baker Scholar.

Mr. Finocchio brings more than 30 years of operating experience in software, Internet and infrastructure markets to the Board. His extensive operational experience and industry knowledge in the network infrastructure markets in particular make him a valuable contributor to our Board of Directors. Having served as Chief Executive Officer and President of Informix Corporation, Mr. Finocchio offers significant leadership skills, management experience and business perspective. In addition, such extensive public company leadership experience positions him well as a member of the Board’s Audit Committee. Given his expertise in finance and accounting, Mr. Finocchio has been determined to be an Audit Committee financial expert by our Board. Mr. Finocchio also brings considerable directorial and governance experience to the Board having held numerous director positions, including serving on the boards of directors of Altera Corporation, Sun Microsystems, Inc. and Informix Corporation as Chairman. Further, Mr. Finocchio currently serves on the board of directors of Echelon Corporation.

Public Company Directorships During the Past Five Years

•	Echelon Corporation (energy control networking solutions provider) — 1999 to present

•	Altera Corporation (semiconductor company) — January 2002 to December 2011

•	Sun Microsystems, Inc. (network computing infrastructure solutions company) — 2006 to January 2010

Nancy H. Handel has been a director since November 2005. Ms. Handel was the Senior Vice President, Chief Financial Officer of Applied Materials, Inc., a supplier of equipment and services to the global semiconductor, flat panel and solar industries, from October 2004 through November 2006. From November 2006 to January 2007, Ms. Handel served as Senior Vice President, Finance at Applied Materials and assisted in the transition with its new chief financial officer. She retired from Applied Materials in January 2007. From 1985 to October 2004 she served in various key financial leadership positions at Applied Materials, including four years as Deputy Chief Financial Officer, Corporate Controller and Principal Accounting Officer, and 13 years as Treasurer. Ms. Handel played a significant role in managing Applied Materials’ success on a global basis. At Applied Materials, Ms. Handel provided direction on operations finance and public reporting, major financial transactions, such as global acquisitions and divestitures and capital markets activity, as well as major financial processes in the company, including establishing the financial risk management committee and providing leadership for various restructurings and ERP related business process engineering. Ms. Handel set the “tone at the top” for a high integrity management culture and exercised broad responsibility for Sarbanes-Oxley compliance. In 2006, Ms. Handel was named one of the “Best CFOs in America” by Institutional Investor magazine and Applied Materials was named among the “100 Best Corporate Citizens” by Business Ethics magazine. Prior to joining Applied Materials, Ms. Handel held various financial management positions with Raychem Corporation, an electronics manufacturer, Crown Zellerbach Corporation, a paper manufacturing company, and two private early stage companies. She received a B.S. in Economics from Purdue University and an M.B.A. from The Ohio State University and is a graduate of the Stanford Executive Program.

Ms. Handel has more than two decades of financial experience in key leadership roles at Applied Materials, including two years as Chief Financial Officer and four years as Deputy Chief Financial Officer, Corporate Controller and Principal Accounting Officer and 13 years as Treasurer. Her financial experience combined with her understanding of the global semiconductor industry, provides Ms. Handel with the knowledge, skills and perspective necessary to lead our Audit Committee and provide important insights to our Board. Ms. Handel’s positions have provided her with a wealth of knowledge in dealing with financial, accounting and compliance matters. Given her expertise in finance and accounting, Ms. Handel has been determined to be an Audit Committee financial expert by our Board. Her work experience, education and training help her understand the complexities of operating a public company. Ms. Handel also brings directorial and governance experience to the Board having served on the board of directors of the Trizetto Group, the board of the private company Santur and various non-profit organizations.

Public Company Directorships During the Past Five Years

•	Trizetto Group (healthcare technology solutions provider) — April 2007 to August 2008

Eddy W. Hartenstein has been a director since June 2008. Mr. Hartenstein has been Publisher and Chief Executive Officer of the Los Angeles Times, which is owned by the Tribune Company, since August 2008. In addition, Mr. Hartenstein served as Co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 to January 2013. In December 2008 the Tribune Company filed for Chapter 11 bankruptcy protection. Under Mr. Hartenstein’s leadership, Tribune Company successfully emerged from bankruptcy in December 2012. From December 2005 through May 2008, Mr. Hartenstein served as Chairman, President and Chief Executive Officer of HD Partners Acquisition Corporation, a special purpose acquisition company, formed to acquire operating businesses in the media, entertainment or telecommunications industries, which dissolved and distributed assets to its investors in May 2008. Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation), a television service provider, from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV, Inc. from late 2001 through 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Under Mr. Hartenstein’s leadership DIRECTV became one of the largest multi-channel television providers growing from zero to more than 13.5 million customers in ten years. Previously, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., a provider of satellite-based communications, Equatorial Communications Services Company, a provider of telephony and data distribution services, and NASA’s Jet Propulsion Laboratory, the lead U.S. center for robotic exploration of the solar system. Mr. Hartenstein is a Member of the National Academy of Engineering, was inducted into the Broadcasting and Cable Hall of Fame in 2002, received an Emmy® Award for lifetime achievement from the National Academy of Television Arts and Sciences in 2007, and was inducted into the Consumer Electronics Hall of Fame in 2008. Mr. Hartenstein received B.S. degrees in Aerospace Engineering and Mathematics from California State Polytechnic University, Pomona, and an M.S. in Applied Mechanics from the California Institute of Technology.

Mr. Hartenstein’s leadership and passion in forming the direct broadcast satellite business has provided him with a unique understanding of new market creation. Mr. Hartenstein’s business acumen and drive for innovation, as evidenced by his tenure at DIRECTV, combined with his knowledge of the consumer marketplace, make him a valuable contributor to our Board. Serving as Publisher and Chief Executive Officer of the Los Angeles Times and having served as Chairman and Chief Executive Officer of DIRECTV, Inc., Mr. Hartenstein offers a wealth of management experience and business understanding and front-line exposure to many of the issues facing public companies. Mr. Hartenstein’s engineering and science background also provides important insights to our Board and an understanding of Broadcom’s operations. Mr. Hartenstein also brings considerable directorial and governance experience to the Board currently serving on the boards of directors of SanDisk Corporation and SIRIUS XM Radio Inc., where he serves as Chairman of the Board. Previously, he served as Vice Chairman and Chairman of the board of directors of The DIRECTV Group, Inc.

Public Company Directorships During the Past Five Years

•	SanDisk Corporation (supplier of flash memory devices) — November 2005 to present

•	SIRIUS XM Radio Inc. (satellite radio service company, formerly known as XM Satellite Radio, Inc.) — April 2005 to present

Maria M. Klawe, Ph.D, has been a director since 2011. Since 2006, Dr. Klawe has been President of Harvey Mudd College, a private liberal arts college in Claremont, California that focuses on engineering, science, and mathematics. From 2003 to 2006, Dr. Klawe served as Dean of Engineering and a Professor of Computer Science at Princeton University, and from 1998 to 2002 she held several positions at the University of British Columbia, including Dean of Science, Vice President of Student and Academic Services, and head of the Department of Computer Science. Dr. Klawe has also worked at IBM Research in California, the University of Toronto, and Oakland University. She received her doctorate and Bachelor of Science degrees in mathematics from the University of Alberta.

Dr. Klawe has made significant research contributions in several areas of mathematics and computer science including functional analysis, discrete mathematics, theoretical computer science, and the design and use of interactive-multimedia for mathematics education. Her current research interests include discrete mathematics, serious games and assistive technologies. As a leading figure in the advancement of the role of women in science and engineering, Dr. Klawe was the first woman to serve on the board of the Computing Research Association and she co-founded CRA-W, the highly acclaimed Committee on the Status of Women in Computing Research. She served on the board of the Anita Borg Institute for Women and Technology from 1997 to 2011 and as chair from 2003 to 2008. From 1997 to 2002 she was the IBM-NSERC Chair for Women in Science and Engineering for British Columbia and the Yukon where she led several research studies and projects related to increasing the participation of women in computing. Dr. Klawe is a past president of the Association of Computing Machinery (ACM), a trustee of the Mathematical Sciences Research Institute at Berkeley, and a member of the board of Math for America. She is a fellow of the Association for Computing Machinery, the American Mathematical Society, and the Canadian Information Processing Society and the recipient of numerous awards including the Computing Research Association’s Nico Habermann Award. Dr. Klawe holds several honorary doctorate degrees in the areas of science and mathematics.

Dr. Klawe is a valuable contributor to our Board as a distinguished academic leader in the field of computer science and mathematics. Given the critical importance of scientific and engineering innovation to our business, her understanding of scientific research and the STEM talent pipeline provides valuable insight to our Board and our management. As a leader at a number of renowned colleges and universities, Dr. Klawe has a deep understanding of the management and operations of large organizations. In addition, Dr. Klawe brings valuable public company directorial experience, having served on the board of directors of Microsoft Corporation since 2009, where she is a member of the regulatory and public policy committee and the compensation committee. Her experience with Microsoft and her research work in serious games and assistive technologies also provide added perspective on the uses and users of our technology.

Public Company Directorships During the Past Five Years

•	Microsoft Corporation (software and services company) — March 2009 to present

John E. Major has been a director since January 2003 and is currently Lead Independent Director. From May 2008 until May 2012 Mr. Major served as Chairman of the Board. In January 2003 he founded MTSG, a strategic consulting and investment company for which he serves as President. From April 2004 to October 2006, Mr. Major served as Chief Executive Officer of Apacheta Corporation, a privately-held mobile, wireless software company whose products are used to manage retail inventory, service and deliveries. From August 2000 until January 2003, Mr. Major was Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Previously, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of Qualcomm Incorporated and Microsoft Corporation that developed a unique solution to allow all Internet-enabled devices, including cell phones, to access critical corporate information such as email, contacts and calendar entries in a convenient and secure manner. Prior to joining Wireless Knowledge, Mr. Major served as corporate executive vice president of Qualcomm and president of its Wireless Infrastructure Division where he managed the high growth rate and global expansion of the company’s infrastructure business. Under his leadership, the division achieved a leading position in open interface, wireless systems and developed a new line of extremely compact base stations. Prior to that, for approximately 18 years, he held various executive and leadership positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer, where he directed a broad range of research initiatives and led Motorola’s efforts to develop world-class excellence in software. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University. Mr. Major holds 11 U.S. patents.

Mr. Major is a past chairman of the Telecommunications Industry Association (TIA) and the Electronic Industries Association (EIA). He serves on the University of California President’s Board on Science and Innovation,

the Dean’s Advisory Committee of the University of Rochester Hajim School of Engineering and Applied Science and as Chairman of the University of Illinois at Chicago-Engineering School Advisory Board. Mr. Major also serves as Chairman of the Board of La Jolla Institute for Allergy and Immunology.

Mr. Major’s distinguished career and successes in a range of areas, including his senior management leadership at both large and startup technology companies, as well as his drive for innovation, as evidenced by his achievements at Wireless Knowledge, Qualcomm and Motorola, make Mr. Major a valuable contributor to our Board of Directors. Mr. Major also brings considerable directorial, financial and governance experience to the Board, currently serving on the boards of directors and several board committees of Lennox International, Inc., Littelfuse Inc. and ORBCOMM Inc.

Public Company Directorships During the Past Five Years

•	Lennox International, Inc. (provider of climate control solutions) — April 1993 to present

•	Littelfuse Inc. (provider of circuit protection solutions) — December 1991 to present

•	ORBCOMM Inc. (global satellite data communications company) — April 2007 to present

Scott A. McGregor has served as our President and Chief Executive Officer and as a director since January 2005. In this role, Mr. McGregor is responsible for guiding the strategic direction of the company, business development and day-to-day operations. He also serves as a director and officer of certain Broadcom subsidiaries. Under Mr. McGregor’s leadership as CEO, Broadcom has experienced tremendous growth, successfully ventured into new markets, transitioned to smaller geometry process technologies, and improved its corporate image through increased financial management, increased transparency and decreased dilution related to equity programs. During Mr. McGregor’s tenure as CEO, Broadcom has grown its revenues from $2.40 billion in 2004 to $8.01 billion in 2012, its staff from approximately 3,250 to approximately 11,300, its geographic footprint from 13 countries to 24 and its patent portfolio from over 4,800 U.S. and foreign patents and applications in 2004 to over 18,600 by the end of 2012.

Mr. McGregor joined Broadcom in January 2005 after serving since September 2001 as President and CEO of the Philips Semiconductors division of the Netherlands-based Royal Philips Electronics. At Philips Mr. McGregor oversaw one of the world’s largest semiconductor suppliers, with 34,000 employees in over 50 countries and nearly US$6 billion in sales in 2004. In addition to his CEO role, he was also a member of the Group Management Committee of Royal Philips Electronics. He joined Philips Semiconductors in February 1998 as head of its Emerging Business unit, focusing on fast growing markets for smart cards, RFID, networking, digital media processing and computing, and leading the group to profitability and nearly US$1 billion in sales. Before joining Philips, from 1990 to 1998 Mr. McGregor served in various senior management positions, most recently as Senior Vice President and General Manager, at Santa Cruz Operation Inc. (SCO), a provider of network computing solutions. From 1985 to 1990 he served in senior positions at Digital Equipment Corporation (now part of HP) where he led the UNIX workstation software group and was one of the architects of the X Window System. Prior to joining Digital Equipment Corporation, he worked at Microsoft, where he was the Director of the Interactive Systems Group and the architect and development team leader of the original version of Microsoft® Windows®. Prior to Microsoft, Mr. McGregor spent over six years in various positions at the Xerox Corporation’s Palo Alto Research Center (PARC), where he was involved in designing software for the first personal computers employing graphical user interfaces. Mr. McGregor received a B.A. in Psychology and a M.S. in Computer Science and Computer Engineering from Stanford University.

Mr. McGregor’s knowledge of all aspects of the business, combined with his drive for innovation and excellence, and his leadership in successfully growing Broadcom, position him well to serve as our President and Chief Executive Officer and as a director. Mr. McGregor also brings directorial and governance experience to the Board currently serving on the board of Ingram Micro and having served on the board of Progress Software Corporation from 1998 to 2008.

Public Company Directorships During the Past Five Years

•	Progress Software Corporation (software company) — 1998 to 2008

•	Ingram Micro Inc. (IT distributor) — June 2010 to present

William T. Morrow has been a director since June 2008. Mr. Morrow has been Chief Executive Officer of Vodafone Hutchinson Australia, a mobile telecommunications company that operates various brands in Australia, since March 2012. Previously, he was Chief Executive Officer of Clearwire Corporation, a provider of wireless broadband networks in the U.S. and internationally, from March 2009 to March 2011. From July 2007 to September 2008, Mr. Morrow served as President, Chief Executive Officer and director of Pacific Gas & Electric Company, a public utility company and subsidiary of PG&E Corporation and from August 2006 to June 2007, he served as its President and Chief Operating Officer. Prior to Pacific Gas and Electric, he served in a number of senior executive positions at international mobile communications group Vodafone Ltd. and Vodafone Group PLC, including Chief Executive Officer of Vodafone, Europe, from May 2006 to July 2006, and President of Vodafone KK in Japan, from April 2005 through April 2006. Mr. Morrow also served in senior executive positions in Europe and Japan for wireless telecommunications carrier Airtouch International, including a Brussels-based assignment as Chief Technology Officer for AirTouch’s Belgacom Mobile-Proximus. Mr. Morrow is a veteran of the U.S. Navy and a graduate of Condie College, where he received an A.S. degree in Electrical Engineering, and National University in San Diego, California, where he received a B.A. degree in Business Administration.

Mr. Morrow has a distinguished and international career as a telecom executive with a diversified background heading up wireline and wireless communications companies in the U.S., Europe and Japan. His more than 25 years of management experience in the telecommunications industry provides Mr. Morrow with a keen understanding of the operations of Broadcom and an in depth knowledge of our industry. Serving as Chief Executive Officer of Vodafone Hutchinson Australia and having served as Chief Executive Officer of Clearwire Corporation and as President and Chief Executive Officer of Pacific Gas and Electric Company, Mr. Morrow offers a wealth of management experience and business understanding. As Chief Executive Officer of Clearwire Corporation, Mr. Morrow had front-line exposure to many of the issues facing public companies. Mr. Morrow also brings considerable directorial and governance experience to the Board having served on the board of directors, Chair of the Nominating & Corporate Governance Committee, and member of the Compensation Committee of Openwave Systems and on the board of directors of Clearwire Corporation.

Public Company Directorships During the Past Five Years

•	Clearwire Corporation (communications company) — November 2009 to March 2011

•	Openwave Systems, Inc. (software applications and infrastructure company) — July 2007 to December 2010

Henry Samueli, Ph.D. has been a director since May 2011 and serves as the Chairman of the Board. He is also our co-founder and since December 2009 has served as our Chief Technical Officer. The Office of the CTO is responsible for driving the vision of Broadcom’s research and development activities as well as helping coordinate corporate-wide engineering development strategies. Since our inception, Dr. Samueli has been instrumental in leading the direction of our innovations and developing and implementing strategies that secured the company’s position as a major technology innovator and a global leader in semiconductors for wired and wireless communications. Dr. Samueli served as a technology advisor to Broadcom from May 2008 through December 2009. He previously served as a director and as Chief Technical Officer from Broadcom’s inception in 1991 through May 2008, as Chairman of our Board of Directors from May 2003 through May 2008, and as Co-Chairman of the Board from inception until May 2003. He served as Vice President of Research & Development from our inception until March 2003.

Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits and digital signal processing, and he has published over 100 technical papers in these areas. Dr. Samueli has been on a leave of absence from UCLA since 1995. Dr. Samueli is also a Distinguished Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine. He was the Chief Scientist and one of the founders of PairGain Technologies, Inc., a telecommunications equipment manufacturer, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985 he was employed in various engineering management positions in the Electronics and Technology Division of TRW, Inc. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. Dr. Samueli is a named inventor in 71 U.S. patents. He is a Fellow of the Institute of Electrical and Electronics Engineers (IEEE), a Fellow of the American Academy of Arts and Sciences, and a Member of the National Academy of Engineering. Election to the National Academy of Engineering is amongst the highest professional distinctions accorded to an engineer. In 2012 he was awarded the Marconi Society Prize and Fellowship for pioneering development and commercialization of analog and mixed signal circuits for cable modems and other communications applications.

Dr. Samueli has over 30 years of advanced engineering and leadership experience in the fields of communications systems and digital signal processing and has helped drive Broadcom’s growth from a start-up enterprise to a Fortune 500 company. As our co-founder and having served as our Chief Technical Officer for over 17 years and as our Vice President of Research & Development for over 12 years, Dr. Samueli has a unique and deep understanding of our operations, technologies and industry, which provides invaluable insights to our Board. Serving as an Adjunct Professor in the Electrical Engineering and Computer Science Department at the University of California, Irvine, as a Fellow of the Institute of Electrical and Electronics Engineers (IEEE) and as a Member of the National Academy of Engineering, Dr. Samueli’s network of engineering, technical and university contacts are a valuable source to Broadcom for new innovations and recruiting.

Public Company Directorships During the Past Five Years

Broadcom Corporation — April 19981 to May 2008; and May 2011 to present

Robert E. Switz has been a director since May 2003. From August 2003 until its acquisition by Tyco Electronics in December 2010 Mr. Switz served as President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of broadband network equipment and software. Mr. Switz played an instrumental role in transforming ADC in recent years, developing and implementing strategies that have secured the company’s position as one of the leading global providers of fiber connectivity and wireless coverage and capacity solutions for communications service providers. From 1994 until August 2003 he served in various senior management positions at ADC, including Chief Financial Officer, Executive Vice President and Senior Vice President. Mr. Switz was appointed a director of ADC in August 2003 and was appointed Chairman of the Board in June 2008. Mr. Switz was President of ADC’s former Broadband Access and Transport Group from November 2000 until April 2001. Throughout his ADC career, Mr. Switz held leadership responsibilities for numerous critical functions including strategic planning, business development, corporate technology, marketing communications, sales operations, and information systems. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation, a manufacturer of precision microelectronics, most recently as Vice President, Chief Financial Officer and Director, Ventures & Systems Business. At Burr-Brown, he had management responsibilities for five start-up ventures and seven European manufacturing and distribution subsidiaries. He also held responsibility for corporate finance, legal, MIS, accounting, purchasing, physical resources, facilities, investor relations and business development. Mr. Switz received a B.S. in Business Administration from Quinnipiac University and an M.B.A. from the University of Bridgeport. Mr. Switz received recognition as a Finalist in American Business Awards for Best Executive in 2004 through 2008 and Best Turnaround Executive in 2005 through 2008. In 1999, he was a recipient of the CFO Excellence award from CFO Magazine.

Mr. Switz’s extensive operations, finance and international experience provide him with a keen understanding of Broadcom’s operations and make him a valuable contributor to our Board of Directors. Having served as President and Chief Executive Officer of ADC Telecommunications, Inc., Mr. Switz offers a wealth of management experience and business understanding and front-line exposure to many of the issues facing public companies. Given his expertise

[1]	Dr. Samueli served on the Board since Broadcom’s founding in 1991. Broadcom held its initial public offering in April 1998.

in finance and accounting, Mr. Switz has been determined to be an Audit Committee financial expert by our Board. Mr. Switz also brings considerable directorial and governance experience to the Board through his past service on the board of directors of ADC Telecommunications, Inc., and his current service on the boards of directors of Leap Wireless International, Inc., GT Advanced Technologies, Inc. and Micron Technology, Inc., where he serves as Chairman of the Board.

Public Company Directorships During the Past Five Years

•	ADC Telecommunications, Inc. (supplier of broadband network equipment and software) — August 2003 to December 2010

•	Micron Technology, Inc. (semiconductor company) — February 2006 to present

•	Leap Wireless International, Inc. (wireless communications provider) — July 2011 to present

•	GT Advanced Technologies Inc. (supplier of polysilicon production technology) — May 2011 to present

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the nine nominees listed above. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the nine nominees named above. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, our independent registered public accounting firm during 2012, to serve in the same capacity for the year ending December 31, 2013, and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting. KPMG LLP has served as our independent registered public accounting firm since March 13, 2008.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on the company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013, the appointment will be reconsidered by the Audit Committee, but no assurance can be given that the Audit Committee will change Broadcom’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Broadcom and our shareholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of KPMG LLP as provided in this Proposal Two.

AUDIT INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

The following table presents the aggregate fees billed for the indicated services performed by KPMG LLP for 2012 and 2011.

	2012	2011
Audit Fees	$3,640,000	$3,316,000
Audit-Related Fees	47,000	45,000
Tax Fees	436,000	692,000
All Other Fees	10,000	0

Total Fees	$4,133,000	$4,053,000

Audit Fees.    Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual consolidated financial statements for 2012 and 2011, statutory audits required internationally, the audit of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for 2012 and 2011, other regulatory filings and certain consultations concerning financial accounting and reporting standards.

Audit-Related Fees.    Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such services include employee benefit plan audits and European Union prospectus review.

Tax Fees.    Tax Fees billed by KPMG LLP for 2012 and 2011 consist of fees for professional services for tax compliance assistance, including assistance with the preparation of federal, state and international tax returns, audits and related matters.

All Other Fees.    In 2012 All Other Fees represent tuition costs for two Broadcom employees to attend the KPMG Executive Leadership Institute for Women. There were no fees billed by our principal independent registered public accounting firm for other services in 2011.

The Audit Committee determined that all non-audit services provided by KPMG LLP were compatible with maintaining such firm’s audit independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003 the Audit Committee adopted a policy requiring the pre-approval of all proposed fees for services to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost parameters also require specific pre-approval. The Audit Committee has delegated to its Chair and, in her absence, to individual members of the Audit Committee, the authority to evaluate and approve service engagements on behalf of the full Committee in the event a need arises for specific pre-approval between Committee meetings. All services provided by our independent registered public accounting firm during 2012 were pre-approved in accordance with these policies.

OTHER MATTERS FOR CONSIDERATION AT THE ANNUAL MEETING

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend. The proxy holders will vote at their discretion on any procedural matters that may come before the meeting.

OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 18, 2013 by (i) the named executive officers, (ii) each current director and director nominee and (iii) all of our current directors and executive officers as a group, and (iv) all persons known to us to beneficially own five percent (5%) or more of either class of our common stock. Except as otherwise indicated in the footnotes to the table or for shares of our common stock held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Shares Beneficially Owned(1)				Percentage of Total Voting Power(1)(2)
Beneficial Owner	Class A Common Stock(3)	Class B Common Stock	Class A Percent(2)
2012 Named Executive Officers
Eric K. Brandt	659,371	0	*	%	*	%
Daniel A. Marotta	282,367	0	*		*
Scott A. McGregor	3,501,266	0	*		*
Robert A. Rango	621,679	0	*		*
Henry Samueli, Ph.D.(4)	40,452	23,923,180	4.40		23.29
Directors Not Listed Above
Robert J. Finocchio, Jr.	17,707	0	*		*
Nancy H. Handel	137,680	0	*		*
Eddy W. Hartenstein	52,678	0	*		*
Maria M. Klawe, Ph.D.	17,916	0	*		*
John E. Major	75,915	0	*		*
William T. Morrow	16,062	0	*		*
Robert E. Switz	35,581	0	*		*
All current directors and executive officers as a group (18 persons)	6,927,136	23,923,180	5.61		23.83
5% Holders Not Listed Above
T. Rowe Price Associates, Inc.(5)	34,885,574	0	6.70		3.40
BlackRock, Inc.(6)	32,676,043	0	6.28		3.18
FMR LLC(7)	33,275,929	0	6.39		3.24

*	Less than one percent.

(1)

Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

(2)

The percentage of shares beneficially owned is based on 520,575,054 shares of Class A common stock outstanding as of March 18, 2013. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 18, 2013 and shares of common stock subject to RSUs that will vest and be issued within 60 days after March 18, 2013 are deemed to be outstanding and beneficially owned by the person holding such options or RSUs for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. On March 18, 2013 there were 50,654,914 shares of Class B common stock outstanding. Each share of Class B common stock is immediately convertible into one share of Class A common stock. Accordingly, for the purpose of computing the percentage of Class A shares beneficially owned by each person who holds Class B common stock, each share of Class B common stock is deemed to have been converted into a share of Class A common stock, but such shares of Class B common stock are not deemed to have been converted into Class A common stock for the purpose of computing the percentage ownership of any other person.

Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law; and (ii) in the case of a proposed issuance of additional shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board then in office. For the purpose of computing the percentage of total voting power, each share of Class B common stock is deemed not to have been converted into a share of Class A common stock, and thus represents 10 votes per share.

(3)

Includes (i) Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 18, 2013 and (ii) shares of Class A common stock that will vest and become issuable within 60 days after March 18, 2013 pursuant to RSUs, each as set forth below:

2012 Named Executive Officer	Shares of Class A Common Stock Issuable Upon the Exercise of Stock Options	Shares of Class A Common Stock Issuable Pursuant to RSUs
Eric K. Brandt	522,500	26,180
Daniel A. Marotta	219,792	20,685
Scott A. McGregor	2,864,947	69,947
Robert A. Rango	527,839	21,532
Henry Samueli, Ph.D.	0	24,456
Directors Not Listed Above
Robert J. Finocchio, Jr.	0	2,264
Nancy H. Handel	95,000	2,264
Eddy W. Hartenstein	0	2,264
Maria M. Klawe, Ph.D.	0	2,264
John E. Major	53,750	2,264
William T. Morrow	0	2,264
Robert E. Switz	10,000	2,264
All Current Directors and Executive Officers as a Group	5,418,224	271,615

(4)

Includes the following shares which are deemed indirectly owned by Dr. Samueli: (i) 913,473 shares of Class B common stock owned by HS Management, L.P.; (ii) 14,821,867 shares of Class B common stock held by HS Portfolio L.P.; (iii) 1,215,000 shares of Class B common stock held by H&S Portfolio II, L.P.; and (iv) 29,836 shares of Class A common stock and 7,193,004 shares of Class B common stock held by H&S Investments I, L.P. Dr. Samueli disclaims beneficial ownership of the shares held by HS Management, L.P. and HS Portfolio L.P., except to the extent of his pecuniary interest therein. H&S Ventures LLC is the general partner of HS Management, L.P., HS Portfolio L.P., H&S Portfolio II, L.P and H&S Investments I, L.P. As the indirect owner of H&S Ventures LLC, Dr. Samueli has sole voting and dispositive power over these shares. Also includes 7,457 shares of Class A common stock that are directly held by Dr. Samueli. The address for Dr. Samueli is 5300 California Avenue, Irvine, California 92617-3038. 3,600,000 of the shares held by H&S Investments I, L.P. and 7,400,000 shares held by HS Portfolio L.P. are currently being used as collateral for credit lines entered into by those entities. There is currently no outstanding balance under such credit lines and they will expire by their respective terms in June 2013. As discussed under “Corporate Governance and Board Matters –Director Share Ownership Policy and Policy on Stock Pledging” and “Executive Compensation and Other Information — Compensation Discussion and Analysis” Broadcom’s share ownership policies for both its executive officers and directors were recently amended to generally restrict executive officers and directors from using Broadcom securities as collateral. Pledging arrangements in existence as of the January and February 2013 adoption dates may continue until they expire in accordance with their terms.

(5)

The information with respect to the holdings of T. Rowe Price Associates, Inc. (“T. Rowe”), a registered investment advisor, is based solely on the Schedule 13G/A filed February 7, 2013 by T. Rowe, an investment adviser. T. Rowe has sole power to vote or direct the vote of 11,358,834 shares owned by its clients and sole power to dispose or to direct the disposition of 34,885,074 shares owned by its clients. The address for T. Rowe is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)

The information with respect to the holdings of BlackRock, Inc. (“BlackRock”) is based solely on the Schedule 13G/A filed February 6, 2013 by BlackRock, as the parent holding company or control person of a number of BlackRock entities. BlackRock has the sole power to vote and dispose of all of such shares. The address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(7)

The information with respect to the holdings of FMR LLC (“FMR”) is based on the Schedule 13G filed February 14, 2013 by FMR, which includes: (A) 25,894,033 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and a wholly-owned subsidiary of FMR, as a result of acting as investment adviser to various registered investment companies (the “Funds”). Edward C. Johnson 3d and FMR, through its control of Fidelity and the Funds each has sole power to dispose of the 25,894,033 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B shares of voting common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders of FMR have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees; (B) 162,096 shares beneficially owned by Fidelity Management Trust Company (“Fidelity Management”), a bank and a wholly-owned subsidiary of FMR, as a result of its serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR, through its control of Fidelity Management, each has sole dispositive power over 162,096 shares and sole power to vote or to direct the voting of 162,096 shares owned by the institutional accounts managed by Fidelity Management; (C) 30,710 shares beneficially owned by Strategic Advisers, Inc., a registered investment adviser and a wholly-owned subsidiary of FMR, as a result of its providing investment advisory services to individuals; (D) 886,000 shares beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), a registered investment adviser and an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment adviser of institutional accounts, non-U.S. mutual funds or registered investment companies owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 1,903,930 shares and sole power to vote or to direct the voting of 886,000 shares owned by the institutional accounts or funds advised by PGALLC; (E) 3,828,540 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), a bank and an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over 5,209,630 shares and sole power to vote or to direct the voting of 3,795,680 shares owned by the institutional accounts managed by PGATC; and (F) 2,474,550 shares beneficially owned by FIL Limited (“FIL”), a qualified institution, and various foreign-based subsidiaries, as a result of acting as investment adviser to a number of non-U.S. investment companies and certain institutional investors. Partnerships controlled predominately by members of the family of Edward C. Johnson 3d, Chairman of FMR and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are of the view that they are not acting as a “group” and that they are not otherwise required to attribute to each other the “beneficial ownership” of the securities “beneficially owned” by the other corporation within the meaning of Section 13d-3 of the Exchange Act. The address for FMR, Fidelity, Fidelity Management and Strategic Advisers, Inc. is 82 Devonshire Street, Boston, Massachusetts 02109, the address for PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917, and the address for FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, our executive officers and persons who beneficially own more than ten percent (10%) of our outstanding Class A common stock are subject to the requirements of Section 16(a) of the Exchange Act, which requires them to file reports with the SEC with respect to their ownership and changes in their ownership of the Class A common stock and other derivative Broadcom securities. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their transactions in 2012 in the common stock and their common stock holdings, and (ii) the written representations received from such persons that no annual Form 5 reports were required to be filed by them for 2012, we believe that all reporting requirements under Section 16(a) for such year were met in a timely manner by our directors, executive officers and beneficial owners of greater than ten percent (10%) of our common stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares of our common stock subject to outstanding options or other equity awards granted under equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally granted those options or awards. However, Footnote 6 to the table sets forth the total number of shares of our common stock issuable upon the exercise or vesting of those assumed options or awards as of December 31, 2012, and the weighted average exercise price of such assumed options. No additional options or other equity awards may be granted under those assumed plans.

		A		B		C
Plan Category	Class of Common Stock	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders:
1998 Stock Incentive Plan, as amended and restated	Class A	76,778,269	(1)	$28.8440	(2)	129,419,976	(3)
	Class B	0		0		0
1998 Employee Stock Purchase Plan, as amended and restated(4)	Class A	0		0		16,502,228	(3)
Equity Compensation Plans Not Approved by Shareholders(5)	Class A	11,972		$10.9091		0
Total(6)	Class A	76,790,241		$28.8401	(2)	145,922,204	(3)
Total(6)	Class B	0		0		0

At the 2012 Annual Meeting of Shareholders our shareholders approved our 2012 Stock Incentive Plan, to be effective once we filed a registration statement for the shares of our common stock approved for issuance under that plan. The 2012 Stock Incentive Plan became effective on January 31, 2013 and on such date 125,607,647 shares were available for issuance under such plan. The 2012 Stock Incentive Plan replaces the 1998 Stock Incentive Plan, which will no longer be used to grant new equity awards. As of January 31, 2013, 76,361,783 shares of our common stock under the 1998 Stock Incentive Plan were reserved for issuance upon the exercise of outstanding options or RSUs.

(1)

Includes 21,390,246 shares of our Class A common stock subject to RSUs that entitle each holder to one share of Class A common stock for each such unit that vests over the holder’s period of continued service.

(2)

Calculated without taking into account the 21,390,246 shares of Class A common stock subject to outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.

(3)

Both the 1998 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan, as amended and restated, referred to as the 1998 ESPP, contain annual automatic share renewal provisions. Accordingly, prior to the January 31, 2013 effective date of our 2012 Stock Incentive Plan, the number of shares of Class A common stock reserved for issuance under the 1998 Stock Incentive Plan automatically increased on the first trading day of January each calendar year by an amount equal to 4.5% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event would any such annual increase exceed 45,000,000 shares. Accordingly for the 1998 Stock Incentive Plan, such number includes 24,511,637 shares that were added to the share reserve in 2012 pursuant to the automatic share provision under that plan but which will not be used for granting new awards. The share reserve for the 1998 ESPP will automatically increase on the first trading day of January each calendar year by an amount equal to 1.25% of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 10,000,000 shares.

(4)

Our 2007 International Employee Stock Purchase Plan, as amended and restated, referred to as the 2007 IESPP, is the international component of our 1998 ESPP for our foreign employees, and draws its shares solely from the reserve of Class A common stock approved under the 1998 ESPP. Because of this common share reserve, which has been approved by our shareholders, we consider our 2007 IESPP to be a shareholder-approved plan even though the plan itself has not been approved by our shareholders.

(5)

Consists solely of the 1999 Special Stock Option Plan, as described below. Options under the 1999 Special Stock Option Plan cannot be granted to directors or executive officers. By resolution adopted February 23, 2005, the Board decided not to grant any additional stock options under the 1999 Special Stock Option Plan.

(6)

The table does not include information with respect to equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements. As of December 31, 2012, 2,408,938 shares of Class A common stock were issuable upon exercise of outstanding options, and no shares of Class B common stock were available for future equity awards under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of Class A common stock under the assumed plans is $11.37 per share. Additionally, as of December 31, 2012, 3,598,442 shares of our Class A commons stock were issuable upon the vesting of RSUs under those assumed plans.

The 1999 Special Stock Option Plan

The 1999 Special Stock Option Plan was implemented by the Board in October 1999. The 1999 Special Stock Option Plan is a non-shareholder approved plan under which options have been granted to employees (or any Broadcom parent or subsidiary) who were neither Broadcom executive officers nor directors at the time of grant. The Board originally authorized 1,500,000 shares of Class A common stock for issuance under the 1999 Special Stock Option Plan.

In February 2005 the Board adopted a resolution to reduce the share reserve under the 1999 Special Stock Option Plan to the number of shares needed to cover the then currently outstanding options under that plan. Accordingly, no additional stock option grants are to be made under the 1999 Special Stock Option Plan, and to the extent any of the currently outstanding options under the plan terminate or expire unexercised, the shares of Class A common stock subject to those options will not be available for reissuance under the 1999 Special Stock Option Plan. The plan administrator is authorized to make revisions or modifications to the terms and provisions (including the exercise price) of any option currently outstanding under the 1999 Special Stock Option Plan as it may deem appropriate from time to time, and such revisions or modifications will not be deemed to constitute the termination or expiration of those options and the grant of new options for purposes of the foregoing prohibition against future option grants under the 1999 Special Stock Option Plan.

Existing option grants under the 1999 Special Stock Option Plan may have an exercise price per share greater than, equal to or less than the fair market value per share of Class A common stock on the grant date. No option granted under the 1999 Special Stock Option Plan has a term in excess of ten years, and each will be subject to earlier termination within a specified period following the optionee’s cessation of service with Broadcom (or any parent or subsidiary). Each granted option vests in one or more installments over the optionee’s period of service. However, the options will vest on an accelerated basis in the event Broadcom is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the 1999 Special Stock Option Plan were granted as non-statutory stock options under the federal tax laws.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The following table sets forth certain information regarding our executive officers.

Executive Officer	Age	Positions with Broadcom
Eric K. Brandt	50	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Arthur Chong	59	Executive Vice President, General Counsel and Secretary
Michael E. Hurlston	46	Executive Vice President, Worldwide Sales (*)
Neil Y. Kim	54	Executive Vice President, Operations and Central Engineering
Thomas F. Lagatta	55	Executive Vice President, Business Development (*)
Daniel A. Marotta	52	Executive Vice President and General Manager, Broadband Communications Group
Scott A. McGregor	56	President, Chief Executive Officer and Director (Principal Executive Officer)
Rajiv Ramaswami, Ph.D.	47	Executive Vice President and General Manager, Infrastructure and Networking Group
Robert A. Rango	55	Executive Vice President and General Manager, Mobile and Wireless Group
Henry Samueli, Ph.D.	58	Co-Founder, Chairman of the Board and Chief Technical Officer
Terri L. Timberman	55	Executive Vice President, Human Resources
Robert L. Tirva	46	Senior Vice President and Corporate Controller (Principal Accounting Officer)

(*)	Effective April 1, 2013

Following is a brief description of the business experience and educational background of each of our executive officers, including the capacities in which each has served during the past five years. The descriptions for Mr. McGregor and Dr. Samueli appear earlier in this proxy statement under the section entitled “Proposal One: Election of Directors.”

Eric K. Brandt joined Broadcom as Senior Vice President and Chief Financial Officer in March 2007. He became Executive Vice President and Chief Financial Officer in February 2010. He also serves as a director and officer of certain Broadcom subsidiaries. From September 2005 until March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals. Prior to Avanir, Mr. Brandt was Executive Vice President — Finance and Technical Operations, Chief Financial Officer of Allergan, Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions after joining Allergan in 1999. Previously, Mr. Brandt spent ten years with The Boston Consulting Group, a privately-held global business consulting firm, most recently serving as Vice President and Partner and as a senior member of the firm’s heath care practice. In addition, while at Boston Consulting Group he led the North American operations practice and had experience advising computer and telecommunications clients. He is also a director of Dentsply International, Inc., a publicly held dental products company and Lam Research Corporation, a publicly held wafer fabrication equipment company. Mr. Brandt received a B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Arthur Chong joined Broadcom as Senior Vice President, General Counsel and Secretary in October 2008. He became Executive Vice President, General Counsel and Secretary in February 2010. He also serves as a director and officer of a Broadcom subsidiary. From November 2005 until October 2008 Mr. Chong served as Executive Vice President and Chief Legal Officer of Safeco Corporation, a property and casualty insurance company that was acquired by Liberty Mutual Group in September 2008. Previously, Mr. Chong spent over 20 years at McKesson Corporation, a healthcare services and information technology company, most recently serving as Deputy General Counsel from 1999 to October 2005. Mr. Chong received a B.A from the University of California, Berkeley and a J.D. from Harvard Law School.

Michael E. Hurlston joined Broadcom in October 2001 as the Director of Wireless Business Development. He was appointed as Vice President and General Manager, Wireless LAN in May 2005, was promoted to Senior Vice President and General Manager, Wireless LAN in April 2010, and became Senior Vice President and General Manager, Wireless Connectivity Combo in April 2012. The Board has appointed him as Executive Vice President, Worldwide Sales, effective in April 2013. Prior to joining Broadcom, Mr. Hurlston served in senior marketing positions at Radia Communications and Oren Semiconductor for approximately four years. He received a B.S.E.E., M.S.E.E. and a M.B.A. from the University of California, Davis.

Neil Y. Kim joined Broadcom as Director of Engineering in January 2000 and became Vice President of Central Engineering in October 2001. He became Senior Vice President, Central Engineering in April 2005, Senior Vice President, Operations and Central Engineering in May 2009 and Executive Vice President, Operations and Central Engineering in February 2010. Prior to joining us, from 1993 to 2000 Mr. Kim held a series of progressively senior technical and management positions at Western Digital Corporation, a data storage manufacturer, where his last position was Vice President of Engineering. Mr. Kim received a B.S.E.E. from the University of California, Berkeley.

Thomas F. Lagatta joined Broadcom in May 2002 and became Vice President and General Manager of the Client Server Networking Business Unit in July 2002. In September 2003 Mr. Lagatta became Group Vice President, Enterprise Computing Group, and Senior Vice President & General Manager, Enterprise Computing Group in April 2005. In June 2006 he became Senior Vice President, Worldwide Sales and in February 2010 he became Executive Vice President, Worldwide Sales. The Board has appointed him as Executive Vice President, Business Development, effective in April 2013. He also serves as a director and officer of certain Broadcom subsidiaries. Previously, from August 1999 to February 2002, Mr. Lagatta served as Vice President and General Manager of Anadigics, Inc., a semiconductor manufacturer, where he led the Fiber Communications Products Business Unit. Before joining Anadigics, from 1998 to July 1999, Mr. Lagatta served as Vice President of Business Development at Avnet, Inc., an electronic component manufacturer. Prior to Avnet, Mr. Lagatta served in various senior management and technical positions for more than 11 years at Symbios Logic, a storage systems company. He is also a director at Netlist, Inc., a publicly held provider of memory subsystems for the server, high performance computing and communications markets. Mr. Lagatta received a B.S.E.E. from The Ohio State University and an M.S.E.E. from the University of Southern California.

Daniel A. Marotta joined Broadcom in October 2002 and became Vice President & General Manager of the Broadband Communications Business Unit in January 2003. In September 2003 Mr. Marotta became Group Vice President, Broadband Communications Group, in April 2005 he became Senior Vice President & General Manager, Broadband Communications Group and in February 2010 he became Executive Vice President & General Manager, Broadband Communications Group. He also serves as a director and officer of certain Broadcom subsidiaries. Previously, from March 1999 to April 2002 Mr. Marotta served in various senior management positions in the Digital Information Division at Conexant Systems, Inc., a semiconductor manufacturer, the most recent of which was Senior Vice President and General Manager. In May 2002 Mr. Marotta was promoted to Chief Operating Officer of the Broadband Communications Segment at Conexant, where he served until October 2002. Prior to joining Conexant, from 1996 to 1999 Mr. Marotta served as Director of Engineering at Brooktree Corporation, a semiconductor manufacturer, and later as Vice President of Engineering at Rockwell Semiconductor Systems, a semiconductor manufacturer, after Rockwell Semiconductor acquired Brooktree in 1996. Mr. Marotta received a B.S.E.E. from the State University of New York at Buffalo.

Rajiv Ramaswami, Ph.D. joined Broadcom in February 2010 as Executive Vice President and General Manager, Enterprise Networking Group. The Enterprise Networking Group became the Infrastructure and Networking Group in July 2010. He also serves as a director and officer of certain Broadcom subsidiaries. From October 2009 through January 2010, he served as Vice President and General Manager of the Cloud Services and Switching Technology

Group of Cisco Systems, Inc. Previously, from September 2002 to October 2009, he served as Vice President and General Manager for a variety of Cisco’s Business Units in Optical, Switching, and Storage Networking. Prior to joining Cisco, Dr. Ramaswami held various technical and leadership positions at Xros, Tellabs, Inc., and IBM’s T.J. Watson Research Center. Dr. Ramaswami holds M.S. and Ph.D. degrees in Electrical Engineering from the University of California, Berkeley, and a B. Tech. degree from the Indian Institute of Technology in Madras.

Robert A. Rango joined Broadcom in March 2002 and became Vice President and General Manager of the Network Infrastructure Business Unit in October 2002. In September 2003 Mr. Rango became Group Vice President, Mobile and Wireless Group. He became Senior Vice President and General Manager, Mobile and Wireless Group in April 2005, Senior Vice President and General Manager, Wireless Connectivity Group in January 2006, Executive Vice President and General Manager, Wireless Connectivity Group in February 2010 and Executive Vice President and General Manager, Mobile and Wireless Group in February 2011. He also serves as a director and officer of certain Broadcom subsidiaries. From 1995 to 2002 Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a semiconductor manufacturer, in its Optical Access, New Business Initiatives and Modem/Multimedia Divisions. Previously, Mr. Rango held various positions with AT&T Bell Laboratories for over ten years. Mr. Rango received a B.S.E.E. from the State University of New York at Stony Brook and an M.S.E.E. from Cornell University.

Terri L. Timberman joined Broadcom as Senior Vice President, Human Resources in March 2009 and became Executive Vice President, Human Resources in February 2010. She also serves as a director and officer of certain Broadcom subsidiaries. From May 2007 until November 2008, Ms. Timberman served as Vice President, Human Resources of Planar Systems, Inc., a provider of specialty display solutions. Prior to Planar, from September 2002 through April 2007 Ms. Timberman served as Senior Vice President, Human Resources at AMI Semiconductor, Inc. Previously she also served as Vice President of Human Resources and Administration for RadiSys Corporation and Chief Administrative Officer for Merix Corporation. She is also a director of NACME – National Action Council for Minorities in Engineering. Ms. Timberman received a B.A. in Organizational Communications from Marylhurst University.

Robert L. Tirva joined Broadcom in October 2000 as Controller for various lines of business. He was appointed Director of Finance, Broadband Communications Group, in October 2003 and was promoted to Senior Director of Finance, Broadband Communications Group, in May 2005. Most recently he served as Vice President, Finance, responsible for corporate financial planning and analysis and business processes. In June 2008 he became Vice President and Corporate Controller and was designated Principal Accounting Officer. In February 2010 he became Senior Vice President and Corporate Controller. He also serves as a director and officer of certain Broadcom subsidiaries. Prior to joining Broadcom, Mr. Tirva served in various financial positions in the Global Services and Global Financing divisions of IBM Corporation for approximately seven years. He received a B.B.A. in Accounting from the University of Notre Dame and a M.B.A from the Yale School of Management. Mr. Tirva is a certified public accountant licensed in Illinois, but is not engaged in public practice.

Compensation Discussion and Analysis

I.    Introduction and Overview

The discussion and analysis of our executive compensation structure will begin with an executive summary, which includes a discussion of our philosophy, objectives and compensation elements, and then will address in more detail the governance procedures in effect for our executive officer compensation program and our compensation decisions and results for 2012 and our compensation decisions during the first quarter of 2013.

Our discussion will focus on the compensation structure in effect for the following named executive officers (who will be referred to as our NEOs):

Name	Current Position
Scott A. McGregor	President and Chief Executive Officer
Eric K. Brandt	Executive Vice President and Chief Financial Officer
Henry Samueli, Ph.D.	Co-Founder, Chairman of the Board and Chief Technical Officer
Daniel A. Marotta	Executive Vice President and General Manager, Broadband Communications Group
Robert A. Rango	Executive Vice President and General Manager, Mobile and Wireless Group

The Compensation Committee of our Board, referred to as the Committee, administers our executive officer compensation programs. Each member of the Committee is “independent” under Nasdaq listing standards, is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and is a non-employee director within the meaning of Section 16 of the Exchange Act.

II.    Executive Summary

Our executive officer compensation program is intended to achieve the following objectives:

•	attract, retain, motivate and reward highly talented, entrepreneurial and creative executive officers responsible for our success;

•	align and strengthen the mutuality of interests between our executive officers and our shareholders;

•

deliver compensation that is reflective of our financial and operational performance and provide the opportunity and motivation to earn above-targeted total compensation for exceptional business performance; and

•	provide total compensation to each executive officer that is internally equitable, competitive with peer companies, and driven by individual, team and corporate performance.

We are engaged in a very dynamic and competitive industry, and our success depends upon our ability to attract, retain and motivate qualified executives through competitive compensation arrangements. We believe the compensation paid to our executive officers should reflect the value we create for our shareholders. For this reason, the Committee believes that our compensation programs should provide incentives for the attainment of both short-term and long-term strategic and operational objectives and reward those executive officers who make meaningful contributions to the attainment of those objectives. The Committee supports a strong pay-for-performance philosophy within a compensation structure that is fair, competitive and responsible. The Committee also believes that it is important to focus on short-term and long-term outperformance of our industry, rather than rewarding performance that simply reflects improvement in the economy in general or broad-based stock market appreciation. To achieve these objectives, the Committee has followed an established set of principles and processes in structuring our executive officer compensation programs. Those principles and policies as applied to our 2012 compensation decisions and structure are summarized as follows:

A.	Our NEO compensation consists of three primary elements: (i) base salary, (ii) annual cash incentive awards from a bonus pool tied to our attainment of pre-established corporate objectives and the Committee’s assessment of individual and corporate performance and (iii) long-term stock-based incentive awards in the form of service-based and performance-based restricted stock units, which we refer to as RSUs. To ensure that our officers’ interests are aligned with shareholder interests, we have historically relied on equity-based compensation as the predominant feature of the total compensation delivered. In recent years the Committee has undertaken efforts to gradually increase cash compensation, thereby creating a more balanced compensation structure, with equity-based compensation still being the predominant element.

B.	We structure a substantial portion of our total NEO compensation in the form of variable compensation (stock-based compensation and performance-based cash incentives). This structure ensures that there is an appropriate balance between our long-term and short-term performance and a positive relationship between our operational performance and shareholder return. For 2012, excluding Dr. Samueli who does not participate in our cash incentive plan and receives only a nominal salary (the minimum required under various applicable laws), such variable compensation ranged from 87% to 91% of the target total direct compensation levels for our NEOs. A similar percentage range was in effect for 2011.

C.	We target our executive officer compensation opportunities relative to our peer group at the 75th percentile for total targeted direct compensation (total targeted cash compensation plus annual equity award value) and have a long term goal to target base salary and total cash compensation (base salary plus annual target bonus) at the 50th percentile. We continue to transition our cash compensation toward this market target. However, our compensation programs are flexible enough to allow the Committee to provide compensation above or below the targeted percentiles in cases of exceptional company or individual performance or as circumstances warrant. When determining 2012 compensation, we compared our executive officer compensation against compensation paid by a peer group, which was comprised of both semiconductor companies and other technology companies.

D.	Equity compensation was utilized in 2012 to ensure that total targeted direct compensation for our NEOs approximated the 75th percentile of our peer group. The equity awards were comprised of time-based RSUs and performance-based RSUs, referred to as PRSUs, with a time-based RSU to PRSU ratio of 3-to-1. As discussed below under “VI. 2013 Executive Compensation Decisions—C. Equity Awards,” such ratio does not take into account PRSUs relating to prior year performance cycles. Under the PRSU program, if the performance goals are achieved in consecutive years, a participant has the opportunity to receive multiple PRSU awards in a given year.

E.	The performance goals applicable to awards under our PRSUs under our Restricted Stock Units Incentive Award Program (referred to as the Performance RSU Program) made during 2012 were in line with our stated goals of (i) aligning the interests of our senior executives with those of our shareholders, (ii) facilitating retention of senior executives even in times of market volatility and (iii) encouraging strategic decision-making by senior executives by providing rewards for long-term achievement of performance goals. The two performance goals applicable to the 2011 performance cycle under the Performance RSU Program (which resulted in PRSU awards made during early 2012) were (i) a year of revenue growth that exceeds weighted segmented industry revenue growth (as described in further detail in “IV. 2012 Compensation Decisions—D. The Role of Long-Term Incentive Awards” below) and (ii) (A) non-GAAP product operating margin above 18% in a year where weighted segmented industry revenue growth is positive; and (B) cash flow from operations of at least $1.00 billion in a year where weighted segmented industry revenue growth was negative. Under the Performance RSU Program both performance goals must be achieved in order for participants to receive the grants of PRSUs, and, as described below, for the 2011 performance cycle both the performance goals were achieved, resulting in grants of PRSU awards in 2012, 2013 and a grant to be made in 2014 (all relating to the 2011 performance cycle).

F.	The Committee has historically set total cash compensation for our NEOs somewhat below the 50th percentile of our peer group. The comparative market data reviewed by the Committee in early 2012 indicated that the average total cash compensation for our NEOs (other than Dr. Samueli) for 2011 was at only 86% of the 50th percentile of the weighted average peer group. For 2012, the Committee increased our NEO’s base salaries an average of 10% and increased the target bonus opportunity for Mr. Rango from 85% to 100%. Following these compensation adjustments, the average total target cash compensation for our NEOs (other than Dr. Samueli) was at 97% of the 50th percentile.

G.	Our targeted performance objectives for 2012 under our cash incentive plan were aligned with our stated goals of (i) growing revenue faster than the industry; (ii) delivering meaningful economic value and (iii) moving the business forward through strategic (generally non-financial) goals. The two specific financial objectives under our 2012 cash incentive plan were equally weighted at 35% funding of the bonus pool, and were tied to (i) our revenue growth from 2011 to 2012 relative to the revenue growth for such period for select peer companies and (ii) our operating performance, which measurement was to vary depending on whether 2012 was a year of industry growth (with the metric focusing on achieving our product operating margin target), or a year of industry decline (with the metric focusing on protecting cash flow from operations). Our 2012 cash incentive plan also provided for funding of 30% of the bonus pool based on achievement of a series of strategic and operational objectives proposed by Mr. McGregor and approved by the Committee at the beginning of the year.

Our performance in 2012 for both financial metrics was above our pre-established targeted levels. Our revenue (with adjustments that are described below) for 2012 increased by 4.9%, compared with the 0.3% decrease for our peer companies, resulting in 168% performance against target. Our cash flow from operations for 2012 was $1.93 billion, resulting in 200% performance against target. Our 2012 performance based on these two financial metrics, together with the strategic component of our 2012 cash incentive program based on the Committee’s assessment of corporate and individual performance, resulted in achievement of 166% of target performance and actual bonus awards for our NEOs (other than Dr. Samueli) for 2012 that ranged from 154% to 205% of their target bonuses.

H.	The comparative market data reviewed by the Committee in early 2012 indicated that base salaries for our NEOs (other than Dr. Samueli’s salary which was not reviewed on a comparative basis), were below the 25th percentile for Messrs. Brandt and Rango and between 2% and 5% above the 25th percentile for Messrs. McGregor and Marotta. In support of its goals to gradually transition NEO total cash compensation toward the 50th percentile, along with evaluation of individual NEO responsibilities and performance, the Committee decided to increase base salaries for our NEOs in early 2012.

I.	We do not currently offer guaranteed retirement or pension benefits or any non-qualified deferred compensation plans. Instead, we provide our NEOs with the opportunity to accumulate assets through appreciation of their equity awards, and offer them the opportunity to participate in our 401(k) Plan on the same basis as all our employees.

J.	In May 2009 the Committee adopted a policy that we will not enter into any new arrangements with NEOs that include excise tax gross-up provisions with respect to payments contingent upon a change in control, provided that, if we determine that it is appropriate to do so to recruit a new executive, limited reimbursement for excise taxes may be included in the executive’s contract. In those specific circumstances, the excise tax gross-up will be limited to payments triggered by both a change in control and a termination of the officer’s employment and will be subject to a three-year sunset provision. This new policy did not affect the then existing arrangements with the executive officers at that time, which arrangements continue to apply according to their terms and are further described under “V. Other Policies and Factors Affecting Executive Officer Compensation – A. Severance Arrangements.” Since May 2009 the Company has not entered into any new severance or other agreement with any executive officers providing for an excise tax gross-up payment.

K.	Consistent with our pay-for-performance compensation philosophy, we do not provide our executive officers with any significant perquisites, other than those offered to our employees generally, such as participation in our 401(k) Plan and our 1998 Employee Stock Purchase Plan and the provision of healthcare, life and disability insurance.

L.	We have adopted share ownership guidelines for our executive officers, including the NEOs. The guidelines require beneficial ownership of stock at the following multiples of base salary:

Officer:	Required Share Ownership (as Multiple of Base Salary)
Chief Executive Officer:	6x
Executive Vice President:	2x
Other Section 16 Officers:	1x

The specifics of the guidelines are described below under “V. Other Policies and Factors Affecting Executive Officer Compensation – B. Share Ownership and Pledging Policy.” Additionally, executive officers are generally restricted from holding Broadcom securities in a margin account or pledging Broadcom securities as collateral for a loan.

III.    Executive Compensation Program, Process and Implementation

In making compensation decisions for 2012, the Committee engaged in a multifaceted process involving the following steps:

•	first, the Committee reviewed our financial and strategic performance for 2011,

•	then, the Committee compared the compensation of each NEO to the compensation data for similarly-situated executives in our peer group companies, and

•

finally, the Committee considered certain other factors, such as internal pay equity, budget constraints, the recommendations of Mr. McGregor, the individual performance of each NEO, each NEO’s contributions to overall corporate performance, and our total shareholder return over various periods on a stand-alone and comparative basis.

A. Peer Group Survey Data.    In consultation with Radford, an Aon Hewitt Consulting Company, the Committee’s compensation consultant, the Committee reviewed market data for the 2011 peer group reflecting the most recent fiscal year. The 2011 peer group was originally derived by looking at both semiconductor companies above $1 billion in revenue and technology companies between $3 billion and $10 billion, with a focus on companies with market capitalizations between $4 billion and $40 billion. Based on our increasing revenue and market capitalization, in 2011 the Committee determined to revise the criteria such that the new peer group would generally be derived by looking at technology companies with revenue between $4 billion and $20 billion (approximately .5 to 2.5 times Broadcom’s projected annual revenue at the time of the analysis) and market capitalizations between $5 billion and $60 billion (approximately .33 times to three times Broadcom’s market capitalization at the time of the analysis), as well as other companies determined by the Committee to be key competitors for our talent base. The number of companies used with respect to each executive officer position may be a subgroup of the surveyed companies in the relevant peer group if not all the companies in the peer group reported data as to the particular officer position for which the compensation was to be benchmarked.

The 22 companies comprising the peer group used for the 2012 executive compensation analysis are listed below. The selected companies represent those meeting the financial criteria described above and/or those with which the Committee has determined we compete for talent (even if we do not compete with all of such companies on a product basis), including both executive talent and the rest of our employee base.

Adobe Systems	Freescale Semiconductor	NVIDIA
Advanced Micro Devices	Google	QUALCOMM
Agilent Technologies	Intel	SanDisk
Analog Devices	Juniper Networks	Symantec
Apple	Marvell Technology Group	Texas Instruments
Applied Materials	Micron Technology	Yahoo!
Cisco Systems	Motorola Mobility Holdings
EMC Corp	NetApp

The annual revenue of those 22 companies ranged from $2.76 billion to $65.23 billion, with market capitalizations from $3.98 billion to $363.23 billion. Our revenue, market capitalization and net income were in the upper half of the 22 companies.

Twenty companies comprised the peer group used for the 2011 executive compensation analysis. For 2012, we excluded two of those companies (KLA-Tencor and LSI Logic) as they were below either the revenue and/or market capitalization targets. Another company (National Semiconductor) was excluded because it had been acquired. Three new companies were added (Adobe Systems, Motorola Mobility Holdings and Symantec) based on their revenue and market capitalization size. Apple and Cisco Systems were also added (despite being outside of our revenue and/or market capitalization targets) as they are both considered as key competitors for our talent base.

As previously stated, the Committee’s philosophy is to target total direct compensation at the 75th percentile of the market peer group. However, in setting NEO compensation, the Committee does not adhere to any specific formulas tied to market data nor does it rely on such data to determine the specific mix of NEO compensation components. Instead, the Committee uses this data as a guide and a resource for tracking executive compensation trends both within and outside the semiconductor industry. The Committee also recognizes that the comparability of survey data is sometimes limited because our executive officers may have varying responsibilities and job functions that differ from those normally associated with the corresponding positions in the surveys.

B. Independent Compensation Consultant.    The Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receives adequate funding to engage such advisors. In October 2009, following a competitive request for proposal from three different compensation consultants, the Committee retained Radford, an Aon Hewitt Consulting Company, as its independent advisor for 2010 and renewed that relationship each subsequent year, including for 2013. Radford was selected based on its expertise and the skilled team dedicated to meet the Committee’s needs.

In evaluating the independence of Radford, the Committee considered multiple factors. In particular, they reviewed other services Radford provided to Broadcom, which included consulting services to analyze our equity program, compensation mix and equity grant guidelines, each as they apply to non-executive employees. The fees for such consulting services were approximately $13,000. The Committee also considered Broadcom’s (i) purchase of survey data from Radford for purposes of benchmarking non-executive employee compensation, which amounted to $38,340 for 2012 and (ii) its engagement with Aon Corporation, Radford’s parent company, as a provider of director and officer liability insurance and other insurance brokerage services and risk services, which amounted to $461,845. In total, fees paid to Aon for services rendered for 2012 and not related to Radford’s work with the Committee were approximately $500,185. The Committee considered Radford’s internal mechanisms and policies to ensure Radford’s ability to provide objective advice, including that:

•	Radford is hired by the Committee and reports directly to the Committee;

•	Additional services are reviewed and approved by the Compensation Committee in advance;

•	Radford’s business is managed with its own profit/loss statement (separate from its parent company) and is measured for performance purposes solely on its own business;

•	Radford does not provide any commissions or cross-revenue to Aon in the event Aon introduces Radford to an account; and no Aon staff member is paid commissions or incentives for Radford services;

•	Radford is also not rewarded for selling any Aon services nor is Radford required to cross-sell in the performance of its role as a compensation advisor;

•	Radford maintains a separate account management structure and database of contacts, which is maintained outside of the Aon system;

•	Radford’s survey data is maintained on a separate IT platform to protect the market data it gathers and this information is not provided to Aon for business development purposes;

•	No member of Radford’s leadership team is involved in or sits on any Aon committees for purposes of selling Aon’s services; and

•

Radford has a broad base of clients between its various lines of business including surveys, consulting and its valuation services, which reduces its reliance on any specific account for achieving its business goals.

Radford also represented to the Committee that there are no personal or business relationships between the Radford account manager and any member of the Committee or an NEO beyond the Broadcom relationship. Further, the Radford account manager does not directly own any Broadcom shares (although some of his investments controlled solely by independent, third-party managers may own Broadcom shares by way of indexed funds). Based on the above and other factors, including the factors set forth under Rule 10C-1 of the Exchange Act, the Committee assessed the independence of Radford and concluded that no conflict of interest exists that would prevent Radford from independently representing the Committee.

C. Other Factors Considered in Setting NEO Compensation.    In addition to a review of our competitive market position, the Committee also took into account several other important factors in setting NEO compensation for 2012, including company performance, internal pay equity considerations, the experience and responsibilities of each NEO, budget constraints, market conditions and individual performance, contributions to corporate achievements, and our total shareholder return. As part of that process, in early 2012, Mr. McGregor evaluated the performance of each NEO, other than himself, based on such individual’s level of success in accomplishing the business objectives established for him for the prior year and his overall performance during that year. The annual objectives for each NEO are developed through mutual discussion and agreement between Mr. McGregor and the NEO and are approved by the Committee. For 2011 individual performance (which was a substantial factor in Mr. McGregor’s recommendations as to the 2012 base salary, target bonus and equity compensation levels for each NEO other than himself) he took into account the following achievements, among others, of the NEOs:

•

For Mr. Brandt, his contributions to managing the business within its targeted product operating model, facilitating enhanced business processes with respect to product return on investment and lifecycle, automation of other financial processes to increase efficiency and provide for modeling, his assumption of duties in the information technology, real estate and purchasing functions, his role in pre-integration work with respect to our acquisition of NetLogic Microsystems, Inc., as well as continued improvements in forecast accuracy and resource allocation.

•	For Mr. Marotta, the share gained of his business group, strong product offerings, integration of two acquired companies, and improvements to margins.

•

For Mr. Rango, his business group’s excellent financial performance in 2011, his assumption and integration of the Mobile Platforms Group into his organization, strong and consistent track record in execution and above market growth, gains in market share, and continued outpacing of the competition in product development.

•

For Dr. Samueli, his role in driving corporate engineering processes, which improved knowledge sharing among our business groups; his support of IP portfolio development and M&A activities; and key other technical accomplishments.

Mr. McGregor’s recommendations also took into account other factors, including the estimated overall share allotment and total market value for the annual equity grant pool and the predominant role of the equity component in our compensation structure. Based on these considerations, Mr. McGregor made specific compensation recommendations to the Committee with respect to each of the NEOs other than himself. The recommendations included proposed equity awards, target bonus levels and increases to base salary. The Committee reviewed those recommendations, together with supporting market data, and had full authority and discretion to make such adjustments as it deemed appropriate and to determine the actual total compensation package for each NEO.

In making its determinations, the Committee gave considerable weight to Mr. McGregor’s evaluations and recommendations because of his direct knowledge of each NEO’s performance and contributions to our business objectives and financial performance. While the Committee reaffirmed its commitment to bring total cash compensation levels over time to the 50th percentile, the Committee took other important factors into account in its decision-making process, including budget constraints. Based on these various considerations, the Committee generally accepted the recommendations made by Mr. McGregor with respect to 2012 salary increases and equity awards for the NEOs other than himself. This decision was based on furthering the Committee’s goal of providing increased cash compensation, while maintaining total direct compensation near the 75th percentile and was consistent with the Committee’s market comparison guidelines.

The Committee’s decision with respect to Mr. McGregor’s compensation for 2012 was based on the same factors, including the competitive market data drawn from the peer groups, company performance, budget constraints, the share allotment for equity awards, and its evaluation of Mr. McGregor’s performance for 2011. In particular, in setting Mr. McGregor’s 2012 salary, target bonus opportunity and equity awards, the Committee assessed both our financial results for 2011 and his personal contributions to those results. In particular, the Committee noted the following: Mr. McGregor’s integral contributions to Broadcom’s outperformance of the industry and achievement of record revenue and cash flow from operations and significant gains in share, design wins well above stated targets, strong performance across a number of business groups, high employee engagement scores, and enhancement of Broadcom’s corporate image.

As part of the 2012 compensation-setting process for the NEOs, the Committee also reviewed “tally sheets,” prepared by our Human Resources Department, that indicated the dollar amount of each component of NEO compensation, including current and proposed cash salaries, the actual bonus earned for the prior year and the targeted bonus for the current year, and current projected values for the proposed equity-based awards based on stock price assumptions. The purpose of those tally sheets was to provide the Committee with a comprehensive snapshot of both the actual compensation provided to our NEOs and the potential compensation that could result from the various components of their proposed 2012 compensation package. Although the amount of past compensation, including amounts realizable from prior equity awards, was available to the Committee, it did not generally consider past compensation as a meaningful factor in setting 2012 compensation levels. Nor did the Committee take into account the potential payments under our change in control severance benefit agreements. It is the Committee’s belief that the key motivational elements of the 2012 compensation packages for our NEOs would have been substantially diminished had these other elements of compensation impacted their 2012 compensation levels.

D. The Role of Shareholder Say-on-Pay Votes.    We provide our shareholders with the opportunity to cast a triennial advisory vote on executive compensation (a Say-on-Pay proposal). At our annual meeting of shareholders held in May 2011, more than 92% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the compensation of our NEOs, as described in the proxy statement for the 2011 annual meeting. Accordingly, the Committee believes that this affirms shareholder support for our executive compensation policies and practices, and no material changes were made to such policies and practices in 2011 or 2012 as a result of our Say-on-Pay proposal and voting results for 2011. The Committee will continue to consider the results of future Say-on-Pay votes when making future compensation decisions for our NEOs. As we announced after our 2011 annual meeting, we will provide our shareholders the opportunity to cast an advisory Say-on-Pay vote on a triennial basis (as approved by a majority of votes cast).

E. Risk Considerations.    As discussed in “Corporate Governance and Board Matters — Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices,” the Committee reviews our compensation programs annually and in 2012 concluded that such programs do not create risks that could be reasonably likely to have a material adverse effect on us.

IV.    2012 Compensation Decisions

A. Compensation Mix.    As in prior years, the Committee’s objective was to structure total compensation for 2012 with a predominant long-term equity component, thereby making a substantial portion of each NEO’s targeted total compensation dependent upon the performance of our stock price and/or other specified financial metrics. The average 2012 total compensation mix for our NEOs is shown in the following charts. The first chart shows the applicable mix for

Mr. McGregor’s 2012 actual total compensation. The second chart shows the same data for the other NEOs. The second chart excludes compensation paid to Dr. Samueli, who does not participate in our cash incentive program and receives a nominal salary.

B. The Role of Base Salary.    The Committee reviews the base salary level for executive officers each year and makes such adjustments as it deems appropriate after taking into account the officer’s level and scope of responsibility and experience, company and individual performance, competitive market data, including salary data from the weighted average peer group, and internal pay equity considerations. The Committee’s philosophy is that the major portion of each NEO’s total compensation should be tied to the value of our common stock and our financial performance. This is evidenced in the charts above, where base salary as a percentage of total compensation ranges from 8.3% for our CEO to an average of 12.0% for our other NEOs (excluding Dr. Samueli). Historically, base salary has been substantially below the market median of our peer groups. The weighted average peer group survey reviewed in early 2012 indicated that base pay for our NEOs was below the 25th percentile for Messrs. Brandt and Rango and between 2% and 5% above the 25th percentile for Messrs. McGregor and Marotta, and the average of the salaries of all our NEOs (excluding Mr. Samueli) was at 90% of the 50th percentile of the weighted average peer group. In 2012 the Committee approved increases to the base salaries of our NEOs as part of its long-term objective of bringing their total cash compensation closer to the 50th percentile of the total cash compensation relative to the peer group, thereby transitioning our cash compensation offerings to the more competitive structure found in the industry.

C. The Role of Annual Incentive Cash Compensation.    Cash incentive compensation in the form of annual cash bonuses has been paid to our executive officers since 2006. As in prior years, for 2012 the Committee integrated our 2012 executive officer bonus program into our company-wide bonus pool administered under our Performance Bonus Plan, referred to as our Cash Incentive Plan. For the 2012 plan year, there were 560 employees at or above the “director” employee level (including four of our NEOs) and 9,974 employees below the director level participating in the Cash Incentive Plan. The Committee selected the Cash Incentive Plan as the vehicle for NEO cash incentive compensation for 2012 because that plan allows the Committee to adjust individual bonus amounts to reflect individual achievements and circumstances that may not have been fully appreciated or realized at the commencement of the year. The Committee considers it important to retain such flexibility to assure that the annual bonus awards reflect not only our pre-established financial goals but other important factors including individual or group performance and accomplishments. Although the retention of such flexibility precludes our annual bonus awards from qualifying as performance-based compensation under Internal Revenue Code Section 162(m), any resulting loss of income tax deductions (which would impact only deductions with respect to our NEOs (excluding our Chief Financial Officer) and only to the extent their annual compensation exceeded $1 million) would not have a meaningful impact due to our history of annual tax losses in the U.S. and our substantial federal net operating loss and tax credit carryforwards (approximately $955.9 million and $817.6 million, respectively, as of December 31, 2012).

In February 2012, the Committee established the bonus pool for 2012 at $60.9 million at target level and $121.8 million at maximum level, representing increases from the $50.9 million target level and $101.7 million maximum level established for 2011. These increases were based in part on estimated hiring levels for eligible employees. The actual size of the bonus pool was to depend upon our achievement of target objectives tied to financial measures of company performance and was also to include an amount attributable to the achievement of our strategic objectives, as determined by the Committee. The final target bonus pool was adjusted at year end for our final eligible employee headcount numbers.

Also in February 2012, the Committee established the financial performance metrics for its 2012 bonus program. All three of the measures used to determine the size of the bonus pool are largely consistent with those of our 2011 program: (i) relative revenue performance (with adjustments approved by the Committee); (ii) operating performance, which measure varies depending upon whether the industry grows or declines in the relevant year; and (iii) achievement of our strategic objectives. In 2012, in order to achieve greater management focus on strategic agenda items, the Committee reduced the weighting of the first two metrics from 40% to 35% each, and increased the weighting of the third metric to from 20% to 30%. The three components of the 2012 plan and their relative weightings are summarized as follows:

(i) The first measure was relative revenue performance (excluding income from our agreement with Qualcomm Incorporated (Qualcomm) and other adjustments made by the Committee), funding 35% (or $21.3 million) of the total target pool. The Committee continues to believe that relative revenue growth is an important measure of our success in growing our market share while taking into account the current challenges of the marketplace, economy and a cyclical industry.

(ii) The second measure, referred to as our Operating Performance, was designed to ensure that meaningful economic value was delivered and measured after giving effect to the impact of the economy and market conditions on our industry. This second measure would fund an additional 35% (or $21.3 million) of the total target pool. In an industry growth year, the second measure is our product operating margin, which excludes income from our agreement with Qualcomm and is further calculated on a non-GAAP basis as described below. This measure was designed to deliver meaningful economic value within our target economic model. In a year where the industry has not grown or has declined, the second measure is cash flow from operations (with adjustments approved by the Committee). The Committee believes that in a declining market it is important to encourage and maintain tight fiscal management focused on generating strong cash flow from operations while balancing investment to increase long term market share. Determination of whether to use operating margin or cash flow from operations is made solely and objectively on whether the Segmented Industry (as defined below) has grown or declined. Accordingly, the Committee does not evaluate both alternative measures or use any discretion in determining the appropriate measure to use.

(iii) The last measure would fund the remaining 30% (or $18.3 million) of the total target pool based on strategic objectives proposed by Mr. McGregor and approved by the Committee at the beginning of the year. The component affords the Committee flexibility to award a bonus component based on strategic accomplishments, as well as its qualitative assessment of corporate and individual performance and achievements for 2012, including the challenges faced by, and achievements of, Broadcom during the year, even if those challenges and achievements were not identified at the time the performance goals for the year were established.

Segmented Industry.    In calculating our achievement of the financial metrics, the Committee determines industry performance by using data from an index constructed using peer companies for each of our business groups. The self-constructed peer company data will be calculated by using peer company data generally based on:

(i) For the first three quarters of the year, company financial reports filed with the SEC. If the peer company does not segment report and such segment information is needed, then we would rely on a combination of Thomson Reuters’ First Call, company commentary regarding revenue percentages from its various businesses and, if necessary three sell-side analysts’ reports.

(ii) For the fourth quarter, the mid-point of company guidance. If the peer company does not provide guidance at the segment level and such segment information is needed, then we would rely on a combination of: Thomson Reuters’ First Call, company commentary regarding revenue percentages from its various businesses, the average of no less than three sell-side analysts’ estimates, and, if necessary, the company’s reported business mix from the most recently reported quarter.

We then multiply the peer company results for each market by the percentage each of our business groups contributed to our overall revenue in the plan year to create a weighted average aggregate growth rate, referred to as the “Segmented Industry” growth rate. The Committee may make modifications to the peer company data, including adding or removing companies, depending on non-recurring or extraordinary events such as an acquisition by a peer company. Peer companies do not necessarily overlap with the peer companies used to benchmark our total direct compensation levels, as the latter represents those companies with which we compete for talent and the former represents companies we compete with on a product basis.

The peer companies selected for each of our business groups were as follow:

Broadband Communications Group	Infrastructure and Networking Group	Mobile and Wireless Group
Entropic	AMCC	MediaTek (mobile segment)
Ikanos	Cavium	Qualcomm (QCT segment)
Sigma Designs	EZ Chip	ST-Ericsson
STMicroelectronics (consumer segment)	Freescale Semiconductor (Networking & Multimedia Segment)	Texas Instrument (wireless segment)
MStar (set-top box segment)	Marvell (infrastructure networking segment)	Marvell (mobile & wireless segment)
	Mellanox	CSR
	PMC-Sierra (optical and mobile segments)	Atmel (touch business)
Vitesse Semiconductor
Emulex
QLogic

Specific Financial Performance Measures.    The financial performance objectives used in 2012 were as follows:

•

Relative Revenue Performance — In the event the Segmented Industry revenue growth for 2012 compared to 2011 was within plus or minus 10% and our revenue growth exceeded the Segmented Industry by 3.5 percentage points, then funding of the pool would be at target level, or $21.3 million, and to the extent our revenue growth was greater, the pool could be funded to a maximum of 200% of target level (if our revenue growth exceeded the Segmented Industry by 6 percentage points), or $42.6 million, for this performance objective based on pre-established milestones and interpolation between the milestones. The threshold level of funding for our revenue performance, $5.3 million, would occur if our revenue growth equaled the Segmented Industry growth, with no funding if our revenue growth was below the Segmented Industry growth. In prior years, some amount of funding could occur for revenue growth below Segmented Industry growth.

In the event that the Segmented Industry revenue growth was outside the plus or minus 10% range, the threshold level of funding for this objective ($5.3 million) would occur if our revenue growth was at least equal to 100% of the Segmented Industry revenue growth; target funding would occur if our revenue growth exceeded the Segmented Industry revenue growth by 35% (measured as a percent of a percent); and maximum funding would occur if our revenue growth surpassed the Segmented Industry revenue growth by 60%.

Since 2012 Segmented Industry revenue growth was within plus or minus 10%, the first alternative above was used. The target level of funding for this metric was increased from $21.3 million to $22.7 million due to increased employee hiring levels.

•

Cash Flow from Operations (used in a declining industry year, such as 2012) — In the event Segmented Industry revenue growth for 2012 compared to 2011 was zero or decreased, funding of the pool would increase above $21.3 million to a maximum of $42.6 million for this performance objective, based upon how much our cash flow from operations exceeded our targeted range of cash flow from operations. Funding of the pool would be at 100% (or $21.3 million) with targeted cash flow from operations of between $900 million and $1.100 billion, and funding would increase to a maximum of $42.6 million with the maximum goal of $1.716 billion in operating cash flow. The bonus pool would be funded (in an amount between $0 and $3.6 million for this objective) if we had positive cash flow, with $150 million cash flow resulting in $3.6 million funding.

Since 2012 was a declining industry growth year, this first alternative (cash flow from operations) was used. Target level of funding for this metric was increased from $21.3 million to $22.7 million due to increased employee hiring levels. Determination of using cash flow from operations was made solely and objectively due to the decline of Segmented Industry performance. Accordingly, the Committee did not exercise any discretion in using this measure, as opposed to the operating margin described below.

•

Operating Margin (used in an industry growth year instead of cash flow from operations) — In the event we achieved 18%-20% product operating margin (calculated on a non-GAAP basis) funding of the pool would be at target level, or $21.3 million, and to the extent we achieved 22.00% or greater non-GAAP product operating margin, the pool could be funded to a maximum of 200% of target level, or $42.6 million. In 2011 target product operating margin was 20%. The downward shift of target product operating margin to 18%-20% was designed to recognize various strategic investments that could have the effect of lower operating income. The threshold level of funding (which may range from $0 to $10.7 million) would occur to the extent we achieved greater than 16% non-GAAP product operating margin, with $10.7 million of funding to occur if we achieved 17%.

For purposes of calculating the non-GAAP product operating margin our GAAP operating margin was adjusted for certain non-cash, non-recurring, extraordinary and/or other items, such as certain charges related to acquisitions, stock-based compensation, impairment of long-lived assets, employer payroll tax expense on certain stock option exercises, settlement costs (gains), restructuring costs (reversals), gains and losses on strategic investments, non-recurring legal fees, changes in contingent earn-out liabilities, non-operating gains , tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets, and any extraordinary non-recurring items as described in FASB ASC Topic 225. These adjustments were made to provide clarity and accountability to the key operating executives for items under their control.

Target Bonus Opportunity.    For 2012 the Committee increased the target bonus opportunity for Mr. Rango from 85% to 100% of his base salary. This change was based on Mr. Rango’s level and scope of responsibility, along with his individual performance. Mr. McGregor’s target bonus opportunity remained at 150%, Mr. Brandt’s remained at 100% and Mr. Marotta’s target bonus opportunity remained at 85%. The targeted payout percentages, and the entire pool amount, served as a general guide and the Committee retained complete discretion to pay bonuses over or under the targeted amounts based on an assessment of the performance and contributions of the individual (and his area of responsibility) at year end. By taking into account each participant’s individual performance in the bonus determination process, the Committee was able to differentiate among executives and establish a more defined link between an individual’s performance and his or her compensation.

Actual Bonus Awards

In February 2013, the Committee set the funding of the bonus pool using the following methodology with respect to our fiscal year 2012. First, the Committee gave effect to the weighting per component and the attained level of each component, which yielded a composite of 166% of target. Before the 166% factor was applied, the total target pool of $60.9 million was adjusted upward to $64.8 million as a result of increased hiring, yielding an earned total bonus pool of $107.7 million, based on actual performance at 166% of target, as more fully described below.

The specific results that triggered the aggregate pool were as follows:

•	Relative Revenue Growth Rate — As in prior years, our 2012 net revenue of $8.01 billion was adjusted downward to exclude income from our agreement with Qualcomm. Our 2011 and 2012 net revenue was also adjusted to (i) exclude revenue from our consumer electronics business (digital television and Blu-ray Disc products), as a result of our decision to exit from that market; and (ii) add in net revenue amounts from NetLogic Microsystems, Inc. in 2011 and for the seven week period in 2012 prior to the closing of our acquisition of that company. After taking into account these adjustments, we realized net revenue of $7.83 billion. The revenue growth rate of the Segmented Industry was negative 0.3% and our revenue growth rate (as calculated above) for 2012 was 4.9%. Accordingly our revenue growth was 5.2 points above the Segmented Industry growth, resulting in 168% performance against target. Such financial performance resulted in $38.1 million of funding for the bonus pool.

•

Operating Performance — Our 2012 Cash Flow from Operations was $1.93 billion resulting in 200% performance against target. Such financial performance resulted in $45.3 million of funding for the bonus pool.

•

Strategic Component — Based on our strategic achievements and performance during 2012, the Committee decided to set the funding of this component of the bonus pool at 125% of the adjusted target level, which equated to $24.3 million. These strategic achievements included, among others, non-GAAP operating income above target level, design wins well above stated targets; strong performance in delivering business growth enablers, including taping out 28 nanometer products; and enhancement of corporate image by launching a Social Responsibility Scorecard and through an international program launched by the Broadcom Foundation.

Prior to allocating a certain percentage of the bonus pool to each business group and department, the Committee reserved a small percentage of the total available pool (approximately 2%), from which Mr. McGregor made key achievement awards to a small number of high-performing individual contributors, all of whom were below the senior management level. These key achievement awards reduced the 166% achievement level to 164% and generally had the effect of reducing the amount of bonus awarded to our NEOs, including Mr. McGregor, who received an actual bonus at 164% of target, which aligns with the Company’s adjusted achievement level.

The allocations of the bonus pool to each business group and department were based on the Committee’s and Mr. McGregor’s review, after year end, of the group’s or department’s performance and contributions during 2012, as well as the challenges faced during the year. For participants other than our executive officers, the group or department head determined recommended bonus amounts for each participant within his or her group or department. Recommended bonus amounts were determined with reference to each participant’s individual performance, target bonus opportunity, and group or department allocation percentage. Bonus amounts could vary from individual target amounts, at the discretion of the group or department head, so long as the aggregate department pool was not exceeded. In awarding the NEOs’ actual bonus awards, the Committee exercised its discretion to award bonuses that were not necessarily tied to the 166% performance achievement of the Company against target that was used in establishing the bonus pool, as adjusted to 164%. The Committee generally took into account the individual bonus recommendations submitted by Mr. McGregor, the operating strategies and goals established for each NEO in consultation with Mr. McGregor at the commencement of the year and developments that occurred during the year, the performance and contribution to our financial results of the NEO’s division, business unit or other area of primary responsibility, the NEO’s department allocation, and other notable achievements of the NEO for the year.

The following chart summarizes the actual bonus awards paid to each of our NEOs (other than Dr. Samueli) and the actual bonuses as a percentage of targeted bonuses.

Named Executive Officer	Actual Bonus Paid	Actual Bonus as a % of Target Bonus
Scott A. McGregor	$2,312,400	164%
Eric K. Brandt	$900,000	167%
Daniel A. Marotta	$750,000	205%
Robert A. Rango	$725,000	154%

The Committee took into account the following individual achievements, among others, of each NEO when determining his bonus award:

•

For Mr. McGregor, his integral contributions to Broadcom’s outperformance of the weighted Segmented Industry and achievement of record revenue ($8.01 billion) and cash flow from operations ($1.93 billion); non-GAAP operating income above target level; design wins well above stated targets; strong performance in delivering business growth enablers, including taping out 28 nanometer products; and enhancement of Broadcom’s corporate image by launching a Social Responsibility Scorecard and through an international program launched by the Broadcom Foundation.

•

For Mr. Brandt, his contributions to managing the business within its targeted financial model; his facilitation of enhanced business processes, including implementing systems and processes to measure and review key metrics for new products; his vital role in the successful integration of NetLogic Microsystems, Inc., our largest acquisition to date; his role in hiring key executives in the information technology and real estate functions; and his role in our offering of new senior notes in 2012.

•

For Mr. Marotta, his business group’s achievement of its revenue and design win revenue goals; successful integration of acquired companies, allowing his business group to address new markets; achievement of a number of product goals, including tapeouts, sampling and shipments of specified products; and successful negotiation of an important technology license.

•

For Mr. Rango, his business group’s achievement of its operating income and other financial goals; the sampling and/or shipment of a variety of new products; leading the industry into 5G WiFi; and the identification and engagement of new business initiatives.

D. The Role of Long-Term Incentive Awards.    For many years, stock option grants were the sole form of our equity compensation, and through 2010, we continued to use such grants in combination with other forms of equity awards available under our 1998 Stock Incentive Plan to provide long-term incentives to our executive officers. In 2005 we began to award RSUs as part of our long-term incentive program for most employees.

In 2011 the Committee elected to eliminate stock options as a component of equity compensation (other than in connection with acquisitions) and instead focus on RSUs, which is more consistent with equity compensation awarded at our peer companies and is consistent with the Committee’s goal of reducing our corporate-wide rate of dilution. In addition, we believe RSUs provide a more direct correlation between the compensation expense we must record for financial accounting purposes and the actual value delivered to our executive officers and other employees and are less subject to market volatility than stock options and therefore offer a more balanced and competitive equity compensation arrangement. For non-executive officers (Senior Vice Presidents and below) time-based RSUs are the sole form of equity compensation, for the reasons set forth above. In 2011, our executive officers, including our NEOs, generally received 75% of their equity compensation in the form of time-based RSU awards, and 25% in the form of PRSUs under the Performance RSU Program pursuant to which grants of RSUs are made dependent on Broadcom’s performance under metrics established by the Committee.

The Committee approves equity awards for the NEOs in connection with the annual review of their individual performance. The annual awards are typically made during the first quarter and represent the majority of the shares granted for the year under our equity incentive program. Each award is designed to align the interests of the NEO with those of our shareholders and to provide each NEO with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business.

Each option grant in years prior to 2011 allowed the NEO to acquire shares of our common stock, at the closing selling price on the grant date, exercisable over a maximum of not more than ten years. The option generally vests and becomes exercisable in a series of monthly installments over a four-year period of continued service. Each RSU awarded to an NEO entitles that NEO to receive one share of our common stock at the time of vesting, without the payment of an exercise price or other cash consideration. Time-based RSUs and PRSUs typically vest quarterly over a four-year period of continued service measured from the award date. Each equity award will provide a return to the

NEO only to the extent he remains employed with us during the vesting period, and for stock options there must also be an increase in the fair market value of the underlying shares over the exercise price set on the grant date for the NEO to realize any value.

Performance RSU Program.    In 2011, the Committee adopted the Performance RSU Program under which our executive officers, including our NEOs, are granted PRSUs based on our performance against established metrics determined by the Committee for the applicable performance cycle, which PRSUs generally vest over a four-year period. Accordingly, PRSUs will be granted only if underlying performance targets are achieved.

The Committee adopted the Performance RSU Program to further focus our executive officers’ efforts on creating long-term shareholder value and sustaining consistent profitable growth. The Performance RSU Program also is intended to encourage strategic decision-making by our executive officers by providing rewards for the long-term achievement of Company performance goals and to assist in the retention of executive officers who have delivered sustained performance by delivering significant capital accumulation opportunities, subject to continued employment. In setting the performance goals, the Committee may select from a range of business criteria specified in the Performance RSU Program. If performance goals for an applicable performance cycle are achieved (as shown in the illustrative table below), the Committee will approve for grant to participants a specified number of PRSUs in each of the three years following the performance cycle year, subject to participants’ continued employment on the applicable grant date in each of the three years.

Performance Goals Achieved in 2010	Performance RSU Grants
2011	Performance RSU Grant for X number of shares of Common Stock as determined by the Compensation Committee, in its sole discretion
2012	Same number of Performance RSU Grant shares as granted in 2011 for the performance goals achieved in 2010
2013	Same number of Performance RSU Grant shares as granted in 2011 for the performance goals achieved in 2010

Each of the PRSU awards granted during the three-year retention period will vest quarterly over four years, in each case, measured from the applicable Committee approval date and subject to the executive’s continued employment through each vesting date. Therefore, as a result of the one-year performance cycles and subsequent three-year retention periods, if the performance goals are achieved in consecutive years, a participant has the opportunity to earn multiple PRSU awards in a given year.

Other than PRSUs granted in 2011 for the 2010 performance cycle (the first cycle), the Committee may grant awards under the Performance RSU Program that are intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, and such are intended to comply with Section 162(m), both in their design and administration. The Committee determines the performance goals and the maximum and target value applicable to a PRSU grant intended to be “qualified performance-based compensation” no later than the latest date permitted by Section 162(m). In addition, the Committee may reduce (including to zero), but not increase, the maximum value of a PRSU award or the number of shares of our common stock subject to a PRSU award below the amount or number of shares determined based on the achievement of the applicable performance goals. The maximum number of shares of our common stock underlying a PRSU award to any participant shall not exceed 9,000,000 with respect to any performance cycle.

Specific Performance Goals for 2011 Performance Cycle Assessed in 2012.    In February 2011, the Committee designated the 2011 performance cycle under the Performance RSU Program to be January 1, 2011 through December 31, 2011. The performance goals applicable to the 2011 performance cycle under the Performance RSU Program (both of which must have been achieved for the awards to have been made) were tied to our (i) revenue growth (excluding income from our agreement with Qualcomm) and (ii) (A) operating profitability or (B) cash flow from operations, depending on weighted World Semiconductor Trade Statistics (or WSTS) segmented industry growth. Our revenue growth (as defined above) was measured against the weighted segmented industry growth. Our operating profitability, if applicable, would be measured against a predetermined non-GAAP product operating margin goal, and our cash flow from operations, if applicable, would be measured against a predetermined cash flow target.

The specific revenue growth performance goal is that our revenue growth must exceed segmented industry growth. The 2011 performance cycle operating margin/operating cash flow performance goal was that (A) in a year of positive segmented industry growth, non-GAAP product operating margin must exceed 18% and (B) in a year of negative segmented industry growth, cash flow from operations must be at least $1.00 billion.

Both performance goals must have been achieved in 2011 for participants to have received grants of PRSUs in 2012 related to the 2011 performance cycle.

Actual 2012 PRSU Awards Based on 2011 Performance Cycle.    Weighted segmented industry growth was positive for 2011. Accordingly, with respect to the second performance metric, the Committee used the operating margin metric described above. In 2011 (i) our revenue growth rate (excluding income from our agreement with Qualcomm) was 8.6%, which exceeded the weighted segmented industry growth by 6.6 points; and (ii) we achieved non-GAAP product operating margin of 20.9%, exceeding our target. Accordingly, both goals were met for the 2011 performance cycle and PRSUs were awarded to our NEOs at the Committee’s February 2012 meeting, which PRSUs vest quarterly over four years from such Committee approval date. In determining the number of shares to award to each NEO, the Committee first determined the aggregate number of RSUs to be awarded in 2012 for each NEO (based on prior year performance and targeted compensation levels) and then awarded 75% of such shares in the form of time-based RSUs and 25% in the form of PRSUs. Since the 2011 performance cycle goals were met, in 2013 the Committee also approved for grant to each NEO, and in 2014 will approve for grant to each NEO, the same number of PRSUs granted in 2012 for the 2011 performance cycle, subject to the NEO’s continued employment on each grant date, which PRSUs will vest over a similar four-year period, measured from the applicable Committee grant approval date. For a table setting forth the number of PRSUs awarded to our NEOs and for a discussion of 2013 PRSU awards based on the 2012 performance cycle, along with the goals for the 2012 performance cycle, see “VI. 2013 Executive Compensation Decisions— C. Equity Awards.”

The average total compensation of Messrs. McGregor, Brandt, Marotta, and Rango (as a group) for 2012 was at approximately 110% of the 75th percentile after including their equity awards for such year. Such percentage does not take into account future PRSU awards relating to the 2010 and 2011 performance cycles that were approved by the Committee in 2013 and will be approved by the Committee in 2014. However, as discussed in greater detail in the footnotes to the Summary Compensation Table, the Grants of Plan-Based Awards Table and the Outstanding Equity Awards at Fiscal Year End Table, which follow this Compensation Discussion and Analysis, the amounts associated with such 2013 and 2014 grants are required to be disclosed in such tables for 2012 pursuant to accounting standards under FASB ASC Topic 718. The Committee reviews PRSUs to be granted from prior years’ performance cycles (if applicable), but does not use the dollar value associated with those awards when determining targeted total direct compensation. Executive officers who have consistently received PRSUs under multiple performance cycles, have the opportunity to earn above their respective target compensation levels, subject to continued employment.

The total equity awards granted to our NEOs in 2012 represented 4.96% of the total equity awards made in 2012, compared to 3.91% in 2011.

E.	Compensation Arrangement for Henry Samueli

Dr. Samueli is one of our co-founders and holds a substantial equity ownership. Dr. Samueli’s salary for 2012 remained at the nominal level of $33,408, the minimum required under various applicable laws, in accordance with his voluntary agreement to maintain his base salary at that amount, and, as with prior years, he also voluntarily declined to participate in the Cash Incentive Plan during 2012. Because of these factors, his compensation cannot be realistically assessed or compared to compensation data derived from market surveys. As a result, the Committee has not relied on market data in determining Dr. Samueli’s long-term equity compensation but has instead deemed it more appropriate and reasonable to size his equity awards in relation to the comparable awards made to Mr. McGregor each year.

In 2012, consistent with past practices, the Committee set Dr. Samueli’s equity awards at 50% of the comparable awards made to Mr. McGregor. The awards were made in recognition of the valuable strategic technical contributions Dr. Samueli made in 2011 and the fact that he received nominal cash compensation during the year.

F.	Other Compensation and Benefits

We do not currently offer retirement or pension benefits or any non-qualified deferred compensation plans. Instead, we provide our NEOs with the opportunity to accumulate retirement income primarily through appreciation of their equity awards. Consistent with our pay-for-performance compensation philosophy, we do not provide our executive officers with any significant perquisites, other than those offered to our employees generally. Our NEOs are eligible to participate in the following employee benefit programs on the same basis as all other regular U.S. employees:

•

1998 Employee Stock Purchase Plan: The plan allows a participant to purchase up to $25,000 worth of our common stock (valued at the time the purchase right is granted) for each calendar year his or her purchase right remains outstanding. Dr. Samueli does not currently participate in the 1998 ESPP because the federal tax laws applicable to such plan do not allow participation by individuals owning 5% or more of the voting power of our common stock.

•

401(k) Employee Savings Plan: In 2012 we contributed $0.40 per $1.00 of employee contribution, up to a maximum of 2.0% of a participant’s eligible compensation. Our maximum matching contribution during 2012 was limited to $5,000 per year.

V.    Other Policies and Factors Affecting Executive Officer Compensation

A.	Severance Arrangements

CEO Severance Benefits.    Pursuant to his employment agreement, Mr. McGregor would be entitled to certain severance benefits in the event his employment were to terminate by reason of his death or disability, a resignation for good reason or an involuntary termination without cause. These severance benefits were initially developed through an arm’s length negotiation with Mr. McGregor prior to his commencement of employment in January 2005 and were structured on the basis of the market data that the Committee obtained from Frederic W. Cook & Co., Inc., or FWC (the Committee’s prior consultant), regarding similar severance programs for chief executive officers at peer companies.

Severance Benefits for other NEOs.    In 2004 in connection with our search for a new chief executive officer, the Compensation Committee in effect at that time implemented a special officer retention program under which certain severance benefits would become payable to our executive officers (other than our CEO and Dr. Samueli) if their employment were to terminate under certain defined circumstances following a change in control or upon their death or disability or the appointment of a new chief executive officer, the latter of which was subsequently removed as a triggering event. The program automatically renews each year unless the Committee expressly determines that the automatic extension for such year shall not apply. The Committee has periodically reviewed and amended this program for our executive officers other than our CEO and Dr. Samueli, including that in 2012, prior to the 2012 automatic annual renewal of the agreements, the Committee reviewed the potential cost of the severance benefit arrangements in effect for our NEOs and concluded that such costs were reasonable in light of the retention value and security objectives of the program.

The severance benefits provided to our NEOs other than Mr. McGregor and Dr. Samueli are payable only if a qualifying termination of their employment occurs within 24 months following a change in control. For

Mr. McGregor, the severance benefits will be payable upon a qualifying termination event, whether or not in connection with a change in control. The applicable severance benefits include the following, as further discussed under Severance and Change in Control Arrangements with Named Executive Officers:

•	salary continuation payments for Mr. McGregor equal to three times annual salary, and for the other NEOs, two times annual salary;

•	additional cash severance equal to a multiple (three times for Mr. McGregor and two times for the other NEOs) of the average annual bonus earned for the three years preceding the year of termination;

•	accelerated vesting of all outstanding equity awards and up to a 24-month post-employment period to exercise outstanding stock options;

•

for all participating NEOs, a parachute tax-gross up payment should the actual severance payments exceed by more than 20% the level of severance benefits that would have otherwise avoided the imposition of the parachute tax, and

•	a lump sum payment to provide a source of funding to cover estimated COBRA health care continuation coverage cost for 36 months and life and disability insurance coverage costs for 12 months.

The Committee authorized the parachute tax gross-up as an element of the NEO severance benefit package to avoid the unfair impact the excise tax would otherwise have on new executives with relatively lower levels of total compensation in relation to those with longer tenure and higher compensation levels and on executives who recognized taxable income upon the exercise of their options during the base period taken into account for parachute tax purposes versus those who did not do so. At the same time, the Committee also imposed additional requirements for entitlement to the parachute tax gross-up and the other severance benefits identified above. In addition to the pre-existing requirement that the NEO must deliver a general release of all claims against us and our affiliates, the NEO must also comply with certain non-compete, non-solicitation and non-disparagement restrictions to remain eligible for the full severance benefit package. In May 2009 the Committee adopted a policy that we will not enter into any new arrangements with NEOs that include excise tax gross-up provisions with respect to payments contingent upon a change in control, provided that, if we determine that it is appropriate to do so to recruit a new executive, limited reimbursement for excise taxes may be included in the executive’s contract. In those specific circumstances, the excise tax gross-up will be limited to payments triggered by both a change in control and a termination of the officer’s employment and will be subject to a three-year sunset provision. This new policy did not affect the then existing arrangements, including the automatic renewal provisions, with the executive officers at that time, which arrangements continue to apply according to their terms. However, pursuant to this policy, the severance agreement entered into with Dr. Ramaswami upon his hiring in February 2010 did not include a parachute tax gross-up provision.

The Committee continues to believe that our severance agreements promote important goals crucial to our long-term financial success. The agreements create incentives for our NEOs to obtain the highest possible value for our shareholders, should we become subject to an acquisition, by protecting their equity awards, the most significant component of their total compensation, in the event their employment were terminated in connection with the acquisition. Accordingly, for all participating NEOs other than Mr. McGregor, the program provides for accelerated vesting of all of the NEO’s outstanding equity awards on a so-called “double trigger” basis, which requires that we undergo a substantial change in control or ownership and that the participating NEO’s employment be terminated within a designated limited period following the acquisition. The agreements are also intended to retain qualified executives who could have other job alternatives that may appear to provide them with more financial security absent the program, particularly given the significant level of acquisition activity in the technology sector and our predominant reliance on equity compensation. Finally the agreements allow our NEOs to continue to focus their attention on our business operations and strategic objectives without undue concern over their own financial security during periods when substantial disruptions and distractions might otherwise prevail.

In reviewing the severance arrangement in effect for Mr. McGregor under his employment agreement, the Committee reaffirmed its view that the severance benefits that were negotiated as part of that employment agreement were reasonable, advisable and consistent with the severance benefit programs in effect for chief executive officers at our competitors.

In addition to the severance agreements described above, effective June 1, 2010, the Committee adopted a severance benefit plan (referred to as the severance benefit plan) for employees who hold the title of Vice President, Senior Vice President or Executive Vice President. All NEOs other than Mr. McGregor and Dr. Samueli participate in the severance benefit plan. Under the severance benefit plan, if we terminate an employee’s employment other than for “cause” (as defined in the severance benefit plan) or the employee terminates his or her employment for “good reason” (as defined in the severance benefit plan), the employee may be entitled to receive certain compensation and benefits, including the following:

•

a severance payment equal to 12 months base salary (in the case of Executive Vice Presidents), 9 months base salary (in the case of Senior Vice Presidents) or 6 months base salary (in the case of Vice Presidents);

•

a bonus payment equal to 100% of the participant’s target bonus opportunity (in the case of Executive Vice Presidents), 75% of target bonus opportunity (in the case of Senior Vice Presidents) or 50% of target bonus opportunity (in the case of Vice Presidents);

•

a payment equal to the value of equity awards that would have vested during a period of 12 months (in the case of Executive Vice Presidents), 9 months (in the case of Senior Vice Presidents) or 6 months (in the case of Vice Presidents) immediately following termination, based (i) in the case of stock options, on the excess, if any, of fair market value of our common stock on the date of termination over the applicable exercise price, and (ii) in the case of restricted stock units and other full value stock awards, on the fair market value of our common stock on the date of termination; and

•	certain benefits and outplacement services.

B. Share Ownership and Pledging Policy.    Since a major objective of our equity compensation program is to align the interests of our executive officers with those of our shareholders, in April 2005 our Board established a share ownership policy for our executive officers. The policy was amended in February 2011 to significantly increase the share ownership requirement, and amended again in January 2013 to, among other items, add a policy with respect to pledges of Broadcom securities. The guidelines require beneficial ownership of stock at the following multiples of base salary:

Officer:	Required Share Ownership (as Multiple of Base Salary)
Chief Executive Officer:	6x
Executive Vice President:	2x
Other Section 16 Officers:	1x

Since Dr. Samueli’s salary has remained at a nominal level (the minimum required under various applicable laws), the policy provides that he is required to hold the number of shares applicable to the highest paid Executive Vice President.

The guidelines provide that officers must attain recommended ownership levels within five years of hire or promotion, or inception of the guidelines, whichever is later. The Compensation Committee reviews ownerships levels for officers covered by the policy (including all NEOs) on an annual basis. As of March 29, 2013, all of our NEOs were in compliance with the share ownership policy.

The policy, as amended in January 2013, now also provides that executive officers are generally restricted from holding Broadcom securities in a margin account or pledging Broadcom securities as collateral for a loan. Upon application from an executive officer, the Committee will also evaluate whether limited exceptions should be made to the pledging restriction. Exceptions may be granted based on, among other considerations, an executive officer’s demonstrated financial capacity to, among other things, repay the loan without resorting to the pledged securities, the size of the loan, the percentage of securities proposed to be pledged representing no more than 15% of the director’s ownership of Broadcom securities and the securities to be pledged not including any securities required to be held by the executive officer pursuant to the policy. These restrictions apply as of the January 15, 2013 adoption date and pledging arrangements in existence as of such date may continue until they expire in accordance with the current terms of those arrangements.

C. Hedging Policy

Under our insider trading policy all employees (including officers) and directors are prohibited from engaging in any transaction involving puts, calls, collars, forward sales contracts (pre-paid or otherwise), warrants or other options on Broadcom’s securities.

D. Market Timing of Stock Option Awards.    Through 2010, we made annual option grants to existing executive officers and other employees in connection with our annual employee review process. Our equity award policy requires that the grant date for such options be on a date that the trading window is open and that is at least two business days following our public release of annual financial results. The current practice of the Committee is to grant stock options only in connection with acquisition transactions. In such a case, the grant date for options for newly-hired or newly-acquired employees would occur at the first Committee meeting at which such approval is practical following such employees’ actual employment commencement date, provided that the trading window is open. Accordingly, all option grants are made when our trading window is open and all material information is public. All stock option grants have an exercise price per share equal to the closing selling price per share on the grant date. RSU awards to all employees are made on regularly scheduled quarterly dates.

E. Tax Considerations.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held corporations for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. However, this limitation only applies to compensation that is not considered performance-based for purposes of Section 162(m); certain types of performance-based compensation are excluded from the $1.0 million deduction limit if specific requirements are met. As discussed earlier, none of the cash bonuses paid under the Cash Incentive Plan for 2012 qualified as such performance-based compensation. In addition, the time-based RSUs awarded to our executive officers do not qualify as such performance based compensation, because their vesting is not tied to any performance metric. Furthermore, while the PRSUs granted to our executive officers in 2012 and 2013 (for the 2011 performance cycle) and in 2013 (for the 2012 performance cycle) are intended to qualify as performance-based compensation for purposes of Section 162(m) (and we anticipate that PRSUs in future years will so qualify), PRSUs granted in 2011, 2012 and 2013 (for the 2010 performance cycle) did not qualify as performance-based for purposes of Section 162(m). Stock options with service-based vesting are generally considered performance-based for purposes of Section 162(m). However, it is possible that one or more option grants for which we had to revise the measurement dates for financial accounting purposes as a result of the 2006/2007 voluntary review of our past equity award practices may not qualify as performance-based awards for purposes of Section 162(m). Consequently, the income tax deductions to which we become entitled upon the exercise of one or more of those options may be subject to the aggregate $1.0 million limit on the deductibility of the non-performance-based compensation paid to each named executive officer in a taxable year.

Generally, the Committee considers the impact of Section 162(m) when designing our cash and equity incentive compensation programs so that awards may be granted under these programs in a manner that qualifies them as performance-based for purposes of Section 162(m). However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential tax deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor, particularly during periods when such deductions will not meaningfully impact our taxes because of our substantial federal net operating loss and tax credit carryforwards. We believe it is important to maintain cash and equity incentive compensation at the levels and with the design features needed to attract and retain the executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Committee has granted, and may continue to grant, awards under which payments may not be deductible under Section 162(m) when the Committee determines that such non-deductible arrangements are otherwise in the best interests of the company and in furtherance of the stated objectives for our executive compensation programs.

F. Compensation Recovery Policies

Pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as the result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. We anticipate additional requirements in this regard once the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act have been adopted and we intend to comply with such requirements to the fullest extent.

VI.	2013 Executive Compensation Decisions

A. Base Salary Increases.    At its February 14, 2013 meeting, the Committee increased the annual salaries in effect for our NEOs (other than Dr. Samueli, whose salary remained the same) as follows:

Named Executive Officer	2012 Base Salary	2013 Base Salary	Amount of Increase
Scott A. McGregor	$940,000	$980,000	4.3%
Eric K. Brandt	$540,000	$560,000	3.7%
Daniel A. Marotta	$430,000	$455,000	5.8%
Robert A. Rango	$470,000	$500,000	6.4%

B. Incentive Cash Compensation.    On February 14, 2013 the Committee established the financial performance metrics for the 2013 plan year Cash Incentive Plan. The program is largely consistent with prior years, with the following changes: (i) made various changes to the peer set in light of changes in the industry; (ii) increased the target level for product operating margin from 18%-20% to 19%-20%; (iii) increased focus on capital spending by changing the cash flow metric from a cash flow from operations target to a free cash flow target (which has the effect of raising the target by greater than 25%); (iv) altered the calculation for Segmented Industry growth scenarios between -2.5% and +2.5% to a blend of free cash flow and product operating margin to promote a more balanced approach at the near 0% Segmented Industry growth situation, and (v) increased the target bonus pool as the result of redirecting previous budgets from various employee activities. For the purposes of determining revenue, Segmented Industry growth, operating margin and free cash flow from operations, the Committee will round to the nearest 10 basis points.

C. Equity Awards.

Specific Performance Goals for 2012 Performance Cycle Assessed in 2013.    In February 2012, the Committee designated the 2012 performance cycle under the Performance RSU Program to be January 1, 2012 through December 31, 2012. The performance goal applicable to the 2012 performance cycle under the Performance RSU Program was achievement of $2.00 billion in GAAP gross profit. Assuming achievement of that goal, the Committee, in its discretion may award PRSUs based on the following two additional performance-based metrics (i) relative revenue growth (excluding income from our agreement with Qualcomm and adjustments approved by the Committee) and (ii) (A) operating profitability or (B) cash flow from operations, depending on weighted Segmented Industry revenue growth (as defined above under “IV. 2012 Compensation Decisions – C. The Role of Cash Consideration”). Our revenue growth (as defined above) was measured against the weighted Segmented Industry growth. Our operating profitability, if applicable, would be measured against a predetermined non-GAAP product operating margin goal, and our cash flow from operations, if applicable, would be measured against a predetermined cash flow target.

The specific revenue growth performance goal is that our revenue growth must exceed Segmented Industry revenue growth. The 2012 performance cycle operating margin/operating cash flow performance goal was that (A) in a year of positive Segmented Industry growth, non-GAAP product operating margin must exceed 18% and (B) in a year of negative Segmented Industry growth, cash flow from operations must be at least $1.00 billion.

The gross profit performance goal must have been achieved in 2012 for participants to have received grants of PRSUs in 2013 related to the 2012 performance cycle. Additionally, it was the Committee’s intention to exercise its negative discretion and to not award any PRSUs for 2012 if both the revenue and operating profitability/cash flow goals were not met.

Actual 2013 PRSU Awards Based on 2012 Performance Cycle.    In 2012 our GAAP gross profit was $3.98 billion, exceeding the performance target. Additionally, Segmented Industry revenue growth was negative 0.3%. Accordingly, with respect to the second performance metric, the Committee used the cash flow from operation metric. In 2012 (i) our revenue growth rate (excluding income from our agreement with Qualcomm and other adjustments as described above under “IV. 2012 Compensation Decisions –C. The Role of Cash Consideration”) was 4.9%, which exceeded Segmented Industry revenue growth; and (ii) we achieved cash flow from operations of $1.93 billion, exceeding our target. Accordingly, all goals were met for the 2012 performance cycle and PRSUs were awarded to our NEOs at the Committee’s meeting on February 14, 2013, which PRSUs vest quarterly over four years from such Committee approval date. Since the 2012 performance cycle goals were met, the Committee will approve for grant to each NEO in 2014 and 2015, the same number of PRSUs granted in 2013 for the 2012 performance cycle, subject to the NEO’s continued employment on each grant date, which PRSUs will vest over a similar four-year period, measured from the applicable Committee grant approval date.

For the 2013 performance cycle, the Committee will use free cash flow in place of cash flow from operations. For the purposes of determining gross profit, Segmented Industry revenue growth, operating income or free cash flow, the Committee will round to the nearest 10 basis points. The performance goal applicable to the 2013 performance cycle under the Performance RSU Program is again achievement of $2.00 billion in GAAP gross profit. Assuming achievement of that goal, the Committee, in its discretion may award PRSUs based on the following two additional performance-based metrics (i) revenue growth (excluding income from our agreement with Qualcomm and other adjustments approved by the Committee) must exceed Segmented Industry revenue growth and (ii) (A) in a year of positive Segmented Industry growth, non-GAAP product operating margin must exceed 18% and (B) in a year of negative Segmented Industry growth, free cash flow must be at least $1.00 billion.

At its February 14, 2013 meeting, the Committee awarded the following RSU and PRSU awards to the NEOs:

Named Executive Officer	RSUs (service based)	Performance Based RSUs (2012 Performance Cycle)	Performance Based RSUs (2011 Performance Cycle)	Performance Based RSUs (2010 Performance Cycle)
Scott A. McGregor	199,457	66,486	53,086	49,636
Eric K. Brandt	81,596	27,199	20,571	16,546
Henry Samueli, Ph.D.	99,729	33,243	26,543	8,273
Daniel A. Marotta	58,931	19,644	15,926	12,134
Robert A. Rango	63,464	21,155	17,253	12,134

Set forth below is the aggregate grant date fair value for the RSUs and PRSUs awarded in 2013 for each of our NEOs. Such amount is calculated on the basis of the fair market value of the underlying shares of our Class A common stock on the February 14, 2013 grant date in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. These amounts include the second and third tranches of the 2012 Performance Cycle RSUs to be approved for grant by the Committee in 2014 and 2015 even though they were not actually awarded in 2013 and, accordingly will not be subject to the acceleration provisions of the Change in Control Severance Benefit Agreements at December 31, 2013. These amounts exclude the PRSUs for the 2011 and 2010 Performance Cycles since the fair value of those awards would be attributable to 2012 and 2011, respectively.

Named Executive Officer	Grant Date Fair Value
Scott A. McGregor	$13,333,734
Eric K. Brandt	5,454,726
Henry Samueli, Ph.D.	6,666,884
Daniel A. Marotta	3,939,571
Robert A. Rango	4,242,602

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, referred to in this proxy statement as the Securities Act, or under the Exchange Act that might incorporate future filings made by Broadcom under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the 2013 annual meeting of shareholders.

Submitted by the Compensation Committee of the Board:

Eddy W. Hartenstein, Chair

John E. Major

William T. Morrow

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Broadcom by our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers whose total compensation for 2012 was in excess of $100,000 and who were serving as executive officers at the end of 2012.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation(5)	Total
Scott A. McGregor	2012	$932,615	$2,312,400	$11,819,030	$0	$5,000	$15,069,045
President, and Chief	2011	858,077	1,844,063	13,369,005	0	5,146	16,076,291
Executive Officer	2010	764,596	1,472,500	3,733,600	3,042,000	5,183	9,017,879

Eric K. Brandt	2012	531,077	900,000	4,579,927	0	5,000	6,016,004
Executive Vice President	2011	466,538	670,000	4,456,410	0	5,146	5,598,094
and Chief Financial Officer	2010	416,769	637,500	1,378,560	1,123,200	283	3,556,312

Henry Samueli, Ph.D.(6)	2012	33,408	0	5,909,534	0	0	5,942,942
Co-Founder, Chairman of the Board and Chief Technical Officer

Daniel A. Marotta	2012	426,577	750,000	3,545,765	0	5,000	4,727,342
Executive Vice President &	2011	394,077	395,000	3,268,081	0	5,146	4,062,304
General Manager, Broadband Communications Group	2010	360,731	465,375	1,148,800	936,000	5,183	2,916,089

Robert A. Rango	2012	464,192	725,000	3,841,208	0	5,000	5,035,400
Executive Vice President &	2011	414,846	600,000	3,273,877	0	5,146	4,293,869
General Manager, Mobile & Wireless Group	2010	360,731	547,500	1,148,800	936,000	8,333	3,001,364

(1)	Includes compensation deferred under our 401(k) employee savings plan.

(2)

The amounts shown for 2012 represent the bonuses paid under our Performance Bonus Plan, referred to above as our Cash Incentive Plan, to our named executive officers based on our performance under pre-established financial metrics, the Compensation Committee’s determination of the strategic component of the bonus pool, and the Committee’s assessment of the individual performance and contributions of the executive for the year. For a description of these determinations, see “Compensation Discussion and Analysis — IV. 2012 Compensation Decisions — C. The Role of Annual Incentive Cash Compensation.”

(3)

The dollar value of RSUs shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of our Class A common stock on the respective grant dates in accordance with FASB ASC Topic 718 and without any adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Notes 1 and 8 of Notes to Consolidated Financial Statements included in Part IV, Item 15 of our 2012 Form 10-K. The actual value that an executive will realize on each RSU award will depend on the price per share of our Class A common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.

Although the 2011 Performance Cycle Performance RSUs approved for grant by the Committee in 2013 and to be approved by the Committee for grant in 2014 (further broken out in the table immediately below) were not actually awarded by the Committee in 2012 and, accordingly were not subject to the acceleration provisions of the Change in Control Severance Benefit Agreements at December 31, 2012, each such award is included in the table above because they were considered “granted” under FASB ASC Topic 718. Exclusion of the awards subject to Committee approval in 2013 and 2014 would reduce the amounts set forth in the Stock Awards column of the table above by $3,898,636 for Mr. McGregor, $1,510,734 for Mr. Brandt, $1,949,318 for Dr. Samueli , $1,169,605 for Mr. Marotta, and $1,267,060 for Mr. Rango. As described in “Compensation Discussion and Analysis — IV. 2012 Compensation Decisions — D. The Role of Long-Term Incentive Awards,” under the Performance RSU Program a participant has the opportunity to receive grants of restricted stock units if the performance targets established by the Committee by resolution have been met for a performance cycle (typically, January 1 through December 31 of a subject year). If the performance targets are met, upon the Committee’s written certification that such performance goals were satisfied, and subject to the Committee’s sole discretion to reduce (including to zero) the amount of the grant, a Performance RSU grant will be awarded to a participant, which will vest over four years in quarterly installments. In addition, the Committee will grant to the participant the same number of Performance RSU grant shares in the two succeeding years immediately following such year, each of which also will vest over a similar four-year period, measured at or near the Committee approval date. Accordingly, for the 2011 performance cycle the first successive year grant occurred in February 2013 and the second will occur in 2014. Although such subsequent awards are considered granted under FASB ASC Topic 718, the 2013 Performance RSUs were not awarded by the Committee for grant until February 14, 2013 and the 2014 Performance RSUs will not be approved by the Committee for grant until focal equity grants are made in 2014.

Dollar amounts shown for 2012 as Stock Awards represents time-based RSUs and Performance RSUs as set forth below:

			Performance RSUs to be Awarded by the Committee in 2013 and 2014*
Named Executive Officer	Time-Based RSUs	Performance RSUs Awarded in 2012 for 2011 Performance Cycle	Performance RSUs Awarded in 2013 for 2011 Performance Cycle	Performance RSUs to be Awarded in 2014 for 2011 Performance Cycle
Scott A. McGregor	$5,940,286	$1,980,108	$1,959,404	$1,939,232
Eric K. Brandt	2,301,895	767,298	759,276	751,459
Henry Samueli	2,970,162	990,054	979,702	969,616
Daniel A. Marotta	1,782,119	594,040	587,829	581,777
Robert A. Rango	1,930,611	643,537	636,808	630,252

*

For the 2011 Performance Cycle the same number of Performance RSUs were granted in 2013 and will be granted in 2014 as were granted in 2012; however, the dollar value shown for each of the 2013 and 2014 Performance RSU grants is lower than the dollar value shown for the corollary 2012 Performance RSUs as a result of the nuances of the dividend yield in calculating the fair value of the awards under FASB Topic ASC 718.

(4)

The dollar value of the options shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Notes 1 and 8 of Notes to Consolidated Financial Statements included in Part IV, Item 15 of our 2012 Form 10-K. The actual value, if any, that an executive may realize on each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.

(5)

It is not the practice of the Compensation Committee or Broadcom to provide its executive officers with any significant perquisites. The amounts shown for 2012 as All Other Compensation represent matching contributions made under our 401(k) employee savings plan during 2012 in the amount of $5,000 for each named executive officer (other than Dr. Samueli). The amounts shown exclude income attributable to life insurance coverage paid by us. The 401(k) contributions and life insurance coverage are provided to our executive officers on the same basis as that provided to all other regular U.S. employees.

(6)	Dr. Samueli was not a named executive officer for 2010 or 2011.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the year ended December 31, 2012.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock(2)
Scott A. McGregor	February 16, 2012	159,257	$5,940,286
	February 16, 2012	53,086	1,980,108
	February 16, 2012(3)	53,086	1,959,404
	February 16, 2012(3)	53,086	1,939,232
Eric K. Brandt	February 16, 2012	61,713	2,301,895
	February 16, 2012	20,571	767,298
	February 16, 2012(3)	20,571	759,276
	February 16, 2012(3)	20,571	751,459
Henry Samueli, Ph.D.	February 16, 2012	79,629	2,970,162
	February 16, 2012	26,543	990,054
	February 16, 2012(3)	26,543	979,702
	February 16, 2012(3)	26,543	969,616
Daniel A. Marotta	February 16, 2012	47,778	1,782,119
	February 16, 2012	15,926	594,040
	February 16, 2012(3)	15,926	587,829
	February 16, 2012(3)	15,926	581,777
Robert A. Rango	February 16, 2012	51,759	1,930,611
	February 16, 2012	17,253	643,537
	February 16, 2012(3)	17,253	636,808
	February 16, 2012(3)	17,253	630,252

(1)

The stock awards reported in the above table represent RSUs issued under our 1998 Stock Incentive Plan. For each executive the first award listed represents time-based RSUs and the second, third and fourth awards listed represent Performance RSUs related to the 2011 Performance

Cycle as detailed in footnote three below. Each RSU entitles the executive to receive one share of our Class A common stock at the time of vesting without the payment of an exercise price or other consideration. The RSUs generally vest in 16 successive quarterly installments upon the executive’s completion of each three-month period of service over a four-year service period, measured from the grant date.

The RSUs granted to all of our named executive officers (other than Dr. Samueli) will vest on an accelerated basis upon the executive’s termination of employment under certain prescribed circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included in this proxy statement under the heading “Severance and Change in Control Arrangements with Named Executive Officers.”

(2)

The dollar value of RSUs shown represents the grant date fair value in accordance with FASB ASC Topic 718, calculated on the basis of the closing price of the underlying shares of our Class A common stock on the respective grant dates and without any adjustment for estimated forfeitures. The actual value that an executive will realize on each RSU award will depend on the price per share of our Class A common stock at the time shares underlying the RSUs are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the RSUs awarded.

(3)

Such Performance RSU awards are included in the table above because they were considered granted under FASB ASC Topic 718, however, the second tranche of the 2011 Performance Cycle RSUs were not approved by the Committee for grant until February 14, 2013, and the third tranche will not be approved by the Committee for grant until focal equity grants are made in 2014. Until such awards are actually approved by the Committee they are not subject to the acceleration provisions of the Change in Control Severance Benefit Agreements.

Once awarded, each Performance RSU will vest in 16 successive quarterly installments upon the executive’s completion of each three-month period of service over a four-year service period, measured from the date that is at or near the date the Committee approves the award.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2012. As of the end of 2012, none of the named executive officers held any unearned equity incentive plan awards subject to performance vesting requirements.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)
Scott A. McGregor	1,670,885		0		$21.3133	01/02/2015
	250,000		0		32.3867	01/02/2016
	230,000		0		32.9300	05/02/2017
	250,000		0		27.7400	04/23/2018
	366,666	(3)	33,334	(3)	23.1700	04/27/2019
	230,208	(3)	94,792	(3)	29.3900	02/04/2020
							540,976	(4)	$18,892,911
Eric K. Brandt	175,000		0		32.9300	05/02/2017
	100,000		0		27.7400	04/23/2018
	137,500	(3)	12,500	3)	23.1700	04/27/2019
	85,000	(3)	35,000	(3)	29.3900	02/04/2020
							197,717	(5)	$6,895,409
Henry Samueli, Ph.D.	0		0
							189,212	(6)	$6,562,472
Daniel A. Marotta	75,000		0		41.1500	05/04/2016
	22,917		0		27.7400	04/23/2018
	59,375	(3)	12,500	(3)	23.1700	04/27/2019
	39,583	(3)	29,167	(3)	29.3900	02/04/2020
							152,906	(7)	$5,325,346
Robert A. Rango	37,800		0		22.8933	12/06/2013
	25,845		0		21.4733	02/04/2015
	75,000		0		41.1500	05/04/2016
	6,844		0		16.6070	05/18/2013
	70,000		0		32.9300	05/02/2017
	100,000		0		27.7400	04/23/2018
	137,500	(3)	12,500	(3)	23.1700	04/27/2019
	70,833	(3)	29,167	(3)	29.3900	02/04/2020
							159,961	(8)	$5,568,958

(1)

Each RSU generally vests, and the shares become issuable upon vesting, in 16 successive quarterly installments (on the 5th day of February May, August and November) over a four-year service period, generally measured from the grant date, subject to continued service with us on the vesting date.

(2)

Represents the fair market value per share of our common stock December 31, 2012 ($33.21) multiplied by the number of shares underlying RSUs that had not vested as of December 31, 2012. For PRSU awards that have not yet been granted by the Committee, represents such fair market value multiplied by the number of shares underlying RSUs.

(3)

Each option vests and becomes exercisable in 48 equal monthly installments over the 48-month period measured from the grant date, subject to continued service with us on each vesting date. Where portions of an option were not vested and unexercisable as of December 31, 2012, the following schedule sets forth the grant date of each option with its vesting schedule (identified in terms of the expiration date reported for that option in the above table) and the total number of shares for which that option was originally granted:

Name	Grant Date	Expiration Date	Number of Shares Underlying Option at Time of Grant
Scott A. McGregor	04/28/2009	04/27/2019	400,000
	02/05/2010	02/04/2020	325,000
Eric K. Brandt	04/28/2009	04/27/2019	150,000
	02/05/2010	02/04/2020	120,000
Daniel A. Marotta	04/28/2009	04/27/2019	150,000
	02/05/2010	02/04/2020	100,000
Robert A. Rango	04/28/2009	04/27/2019	150,000
	02/05/2010	02/04/2020	100,000

(4)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting	Vesting Schedule
May 5, 2009	RSU	20,000	Vests in two quarterly installments over the period measured from November 5, 2012 through May 5, 2013

February 5, 2010	RSU	40,625	Vests in five quarterly installments over the period measured from November 5, 2012 through February 5, 2014

February 5, 2011	RSU	83,762	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	27,921	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	40,330	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013*	PRSUs related to 2010 performance cycle	49,636	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012	RSU	129,397	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	43,133	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013*	PRSUs related to 2011 performance cycle	53,086	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012, but to be awarded by the Committee in February 2014*	PRSUs related to 2011 performance cycle	53,086	Vest in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2012.

(5)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting	Vesting Schedule
May 5, 2009	RSU	7,500	Vests in two quarterly installments over the period measured from November 5, 2012 through May 5, 2013

February 5, 2010	RSU	15,000	Vests in five quarterly installments over the period measured from November 5, 2012 through February 5, 2014

February 5, 2011	RSU	27,921	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	9,308	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	13,444	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013*	PRSUs related to 2010 performance cycle	16,546	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012	RSU	50,142	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	16,714	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013*	PRSUs related to 2011 performance cycle	20,571	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012, but to be awarded by the Committee in February 2014*	PRSUs related to 2011 performance cycle	20,571	Vest in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2012.

(6)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting	Vesting Schedule
May 5, 2009	RSU	5,000	Vests in two quarterly installments over the period measured from November 5, 2012 through May 5, 2013

February 5, 2010	RSU	11,250	Vests in five quarterly installments over the period measured from November 5, 2012 through February 5, 2014

February 5, 2011	RSU	13,961	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	4,654	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	6,722	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013*	PRSUs related to 2010 performance cycle	8,273	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012	RSU	64,699	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	21,567	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013*	PRSUs related to 2011 performance cycle	26,543	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012, but to be awarded by the Committee in February 2014*	PRSUs related to 2011 performance cycle	26,543	Vest in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2012.

(7)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting	Vesting Schedule
May 5, 2009	RSU	7,500	Vests in two quarterly installments over the period measured from November 5, 2012 through May 5, 2013

February 5, 2010	RSU	12,500	Vests in five quarterly installments over the period measured from November 5, 2012 through February 5, 2014

February 5, 2011	RSU	20,475	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	6,826	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	9,859	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013*	PRSUs related to 2010 performance cycle	12,134	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012	RSU	38,820	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	12,940	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013*	PRSUs related to 2011 performance cycle	15,926	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012, but to be awarded by the Committee in February 2014*	PRSUs related to 2011 performance cycle	15,926	Vest in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2012.

(8)	Includes the following awards:

Award Date	Type of Award	Number of Shares Underlying Award that Remained Subject to Vesting	Vesting Schedule
May 5, 2009	RSU	7,500	Vests in two quarterly installments over the period measured from November 5, 2012 through May 5, 2013

February 5, 2010	RSU	12,500	Vests in five quarterly installments over the period measured from November 5, 2012 through February 5, 2014

February 5, 2011	RSU	20,475	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011	PRSUs related to 2010 performance cycle	6,826	Vests in nine quarterly installments over the period measured from November 5, 2012 through February 5, 2015

February 5, 2011, but awarded by the Committee on February 16, 2012	PRSUs related to 2010 performance cycle	9,859	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 5, 2011, but awarded by the Committee on February 14, 2013*	PRSUs related to 2010 performance cycle	12,134	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

May 5, 2011	RSU	33	Vested on February 5, 2013

August 11, 2011	RSU	54	Vests on May 5, 2013

February 16, 2012	RSU	42,055	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012	PRSUs related to 2011 performance cycle	14,019	Vests in 13 quarterly installments over the period measured from November 5, 2012 through February 5, 2016

February 16, 2012, but awarded by the Committee on February 14, 2013*	PRSUs related to 2011 performance cycle	17,253	Vests in 16 quarterly installments over the period measured from February 5, 2013 through February 5, 2017

February 16, 2012, but to be awarded by the Committee in February 2014*	PRSUs related to 2011 performance cycle	17,253	Vest in 16 quarterly installments once approved by the Committee

*	The indicated PRSU awards appear in the table above because they were considered granted under FASB ASC Topic 718 although they had not been approved by the Committee for grant at December 31, 2012.

The options and RSUs awarded to each of our named executive officers (other than Dr. Samueli) will vest on an accelerated basis upon the officer’s termination of employment under certain prescribed circumstances. Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included below under the heading “Severance and Change in Control Arrangements with Named Executive Officers.”

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2012:

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Scott A. McGregor	225,000	$2,862,270	183,755	$6,303,297
Eric K. Brandt	0	0	67,075	2,300,949
Henry Samueli, Ph.D.	0	0	54,979	1,882,926
Daniel A. Marotta	0	0	56,352	1,935,882
Robert A. Rango	66,081	947,204	57,433	1,972,202

(1)	Based on the amount by which the market price of a share of our Class A common stock on the dates of exercise exceeded the applicable exercise price per share of the option.

(2)	Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.

Severance and Change in Control Arrangements with Named Executive Officers

None of our named executive officers has an employment agreement specifying a term of employment, and their employment may be terminated at any time. However, we have entered into agreements with all our executive officers that provide certain severance benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are summarized below.

McGregor Agreement.    In October 2004 we entered into an offer letter agreement with Mr. McGregor. The severance benefits portion of that letter agreement was amended in August 2008. Minor amendments to that section were also made to the agreement in 2009 to (i) comply with changes made to Section 162(m) of the Internal Revenue Code; and (ii) address certain ambiguities regarding post-employment coverage under our employee benefit plans. Additional minor amendments were made in 2010 to address interpretations under Section 409A of the Internal Revenue Code. The agreement provides that if we terminate Mr. McGregor’s employment other than for cause or disability or if Mr. McGregor terminates his employment for good reason (each a “qualifying termination”), he will receive the following severance benefits:

•

Cash severance equal to three times the sum of (i) his then current annual base salary and (ii) the average of his annual bonuses for the three years immediately preceding the year in which the qualifying termination occurs. The cash severance will be paid in regular payroll installments over a 36 month period.

•	Payment of any cash bonuses as to which the applicable performance goals have been attained at the time of the qualifying termination but not the applicable service vesting requirements.

•	One or more discretionary cash bonuses based on his performance for the year prior to the qualifying termination, to the extent such bonuses have not already been paid for that year.

•

Twenty-four months of service vesting credit of all his outstanding unvested stock options, RSUs and any other equity awards, with continued vesting of the remaining unvested portion of those awards generally over a 24 month period and an extended post-service exercise period (generally not to exceed 24 months) in which to exercise his outstanding stock options (but not beyond the expiration of their respective maximum terms).

•

A one time lump sum payment equal to (i) 36 times the amount by which his monthly cost for COBRA continuation coverage under our group health plans exceeds the monthly cost payable by a similarly-situated executive in our active employ for the same health care coverage and (ii) 12 times the amount by which his monthly cost for continued life and disability insurance coverage under our group plans exceed the monthly cost payable by a similarly-situated executive in our active employ for the same coverage.

•

Should any of the severance benefits constitute a parachute payment under Section 280G of the Internal Revenue Code, then Mr. McGregor will receive a full tax gross-up with respect to the excise tax he would incur on such parachute payment under Section 4999 of the Internal Revenue Code, provided that such parachute payment is more than 20% greater than the dollar amount of severance benefits or other parachute payments that could be provided to Mr. McGregor without his incurrence of such excise tax.

Mr. McGregor will receive all of the foregoing severance benefits upon his satisfaction of the following severance benefit requirements:

•	Delivery of a general release of all claims against Broadcom and our affiliates.

•	Continued compliance with his obligations under his Confidentiality and Invention Assignment Agreement.

•	Continued compliance with the non-solicitation, non-competition and non-disparagement provisions of the agreement for the duration of the cash severance period.

Should Mr. McGregor satisfy the release condition but fail to comply with the remaining severance benefit requirements, then the dollar amount of his cash severance payments and the number of shares that vest on an accelerated basis under his outstanding equity awards would be reduced, and he would no longer be entitled to any Section 4999 tax gross-up.

The agreement also provides that if Mr. McGregor’s employment is terminated by reason of his death or disability, then,

•	he or his legal representative may become entitled to certain cash bonuses that may vest and become payable upon such event,

•	his outstanding stock options, RSUs and any other equity awards will immediately vest in full, and

•	his stock options will remain exercisable for 12 months after the date of such termination (but not beyond the expiration of their respective maximum terms).

Change in Control Severance Benefit Program.    In August 2008 we entered into Change in Control Severance Benefit Agreements with Messrs. Brandt, Marotta, and Rango. Dr. Samueli has voluntarily declined to participate in this program. Minor amendments were made to the agreements in 2009 and in 2010 as discussed above for Mr. McGregor’s agreement. Each agreement provides that if such officer’s employment is terminated by us other than for “cause” or disability, or is terminated by the officer for “good reason” (as such terms are defined in the respective agreements and summarized below), within 24 months following a change in control (a “qualifying termination”), such officer will be eligible for the same severance benefits summarized above for Mr. McGregor, except that with respect to the cash severance component, such officer will receive two times the sum of (i) his then current annual base salary and (ii) the average of his annual bonuses for the three years (or such fewer number of years of employment with us) immediately preceding the year in which the qualifying termination occurs. The cash severance will be paid in regular payroll installments over a 24 month period.

Each officer’s receipt of such severance benefits under his Change in Control Severance Benefit Agreement is subject to his compliance with the same severance benefit requirements as in effect for Mr. McGregor (including compliance with non-solicitation, non-competition and non-disparagement provisions for two years). As with Mr. McGregor, the cash severance payments and accelerated vesting of outstanding equity awards for which such officer is eligible under his Change in Control Severance Benefit Agreement will also be reduced and the Section 4999 tax gross-up (if applicable) eliminated in the event such officer does not comply with all of the severance benefit requirements.

Each of the Change in Control Severance Benefit Agreements also provides that if the officer’s employment is terminated by reason of his death or disability, he will receive the same level of death and disability benefits summarized above for Mr. McGregor.

Each Change in Control Severance Benefit Agreement will continue in effect until August 18, 2013. However, on August 19 of each year, the term of that agreement will automatically be extended for an additional one-year period, unless the Compensation Committee expressly determines that the automatic one-year extension will not apply.

Definitions.    Under each of the severance benefit agreements and Mr. McGregor’s agreement the definitions are substantially similar, and provide as follows:

•

“Change in control” is generally defined as one of the following: (i) an acquisition of us by a shareholder-approved merger or consolidation; (ii) a shareholder-approved sale of all or substantially all of our assets; (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities; or (iv) a change in a majority of our board members over a period of 24 months or less, except for changes in such majority approved by our incumbent members or their approved successors.

•

“Cause” is generally defined to include the executive’s (i) material breach of (a) a fiduciary duty, (b) any provisions of his Confidentiality and Invention Assignment Agreement or (c) our Code of Ethics and Corporate Conduct; (ii) conviction of a felony that involves fraud, dishonesty, theft, embezzlement and/or an act of violence or moral turpitude, or having pled guilty or no contest to any such felony; (iii) any act or omission that constitutes fraud, material negligence or material willful misconduct in connection with his employment or (iv) willful and knowing participation in the preparation or release of false or materially misleading financial statements or willful and knowing submission of any false or erroneous certification required under the Sarbanes-Oxley Act of 2002 or any securities exchange.

•

“Good reason” is generally defined as (i) a change in position that reduces his authority, duties or responsibilities; (ii) a reduction in his base salary; (iii) our taking of any action that would materially diminish the aggregate value of his cash incentive awards and other fringe benefits by more than 15%; (iv) a requirement that he be based at any office or location that increases the distance from his home to the office or location by more than 50 miles; (v) our purported termination of his employment other than pursuant to a notice of termination; and (vi) our failure to require any of our successors to assume his amended agreement, after receipt of written notice of such failure and a reasonable cure period.

Other Programs.    Under our form Stock Option Agreement and form Restricted Stock Unit Issuance Agreement for our 1998 Stock Incentive Plan and our 2012 Stock Incentive Plan, in the event a change in control occurs, each outstanding stock option and RSU will automatically accelerate in full unless (i) the equity award is assumed by the successor corporation or otherwise continued in effect or (ii) the equity award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise price in effect for the shares) and provides for the subsequent vesting and payout of that spread in accordance with the same vesting schedule that would otherwise be in effect for those shares in the absence of such change in control. Under the 1998 Stock Incentive Plan and the 2012 Stock Incentive Plan, a change in control is generally defined as one of the following: (i) an acquisition of us by a shareholder-approved merger or consolidation; (ii) a shareholder-approved sale of all or substantially all of our assets; (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities; or (iv) any other acquisition by any party or group of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities.

In May 2010, the Compensation Committee approved a policy regarding accelerated vesting of outstanding equity awards under our stock incentive plans upon the employee’s death or permanent disability. Under the policy, an employee (other than Mr. McGregor and the officers participating in the Change in Control Severance Benefit Program) who dies or becomes permanently disabled will become entitled to full acceleration of vesting with respect to the number of shares subject to any of his or her outstanding equity awards.

In addition to the severance agreements described above in June 1, 2010, the Committee adopted a severance benefit plan (the “Plan”) for employees who hold the title of Vice President; Senior Vice President or Executive Vice President. All NEOs other than Mr. McGregor and Dr. Samueli would be eligible to receive benefits under the Plan if their employment is terminated under certain termination circumstances. Under the Plan, if Broadcom terminates an eligible employee’s employment other than for “cause” (as defined in the Plan) or the employee terminates his or her employment for “good reason” (as defined in the Plan), the NEO may be entitled to receive certain compensation and benefits, including the following:

•

a severance payment equal to 12 months base salary (in the case of Executive Vice Presidents), nine months base salary (in the case of Senior Vice Presidents) or six months base salary (in the case of Vice Presidents);

•

a bonus payment equal to 100% of the participant’s target bonus opportunity (in the case of Executive Vice Presidents), 75% of target bonus opportunity (in the case of Senior Vice Presidents) or 50% of target bonus opportunity (in the case of Vice Presidents);

•

a payment equal to the value of equity awards that would have vested during a period of 12 months (in the case of Executive Vice Presidents), nine months (in the case of Senior Vice Presidents) or six months (in the case of Vice Presidents) immediately following termination, based (i) in the case of stock options, on the excess, if any, of fair market value on the date of termination over the applicable exercise price, and (ii) in the case of restricted stock units and other full value stock awards, on the fair market value of our common stock on the date of termination; and

•	certain lump sum payment for 12 months of health insurance-related benefits and outplacement services for six months.

Calculation of Potential Payments upon Termination or Change in Control

The following table presents our estimate of the benefits that would become payable under certain specified circumstances to our named executive officers under our 1998 Stock Incentive Plan and the severance agreements described in the section above entitled Severance and Change in Control Arrangements with Named Executive Officers. The benefit estimates are based on the following assumptions:

(i) (A) a change in control occurred December 31, 2012, the last business day of 2012, and his equity awards under the 1998 Stock Incentive Plan were neither assumed by the successor corporation nor replaced with a cash retention program; (B) a qualifying termination of his employment occurred December 31, 2012 at the time of a change of control; (C) for Mr. McGregor only, a qualifying termination of his employment occurred December 31, 2012 in the absence of a change of control; or (D) his employment terminated by reason of his death or disability December 31, 2012.

(ii) the price paid per share of our Class A common stock in the assumed change in control transaction December 31, 2012 was equal to the $33.21 fair market value per share of Class A common stock on that date.

While we believe that the amounts shown below and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred December 31, 2012, the actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the 1998 Stock Incentive Plan and their severance agreements. Each executive officer would also be entitled to any gain attributable to his already-vested equity awards.

Name	Trigger	Salary and Bonus(1)	Lump Sum Benefit Payment(2)	Value of Option Acceleration(3)	Value of Restricted Stock Acceleration(3)	Section 280G Tax Gross Up(4)	Total Value(5)
Scott A. McGregor	Change in Control	0	0	$696,779	$12,791,429	0	$13,488,208
	Qualifying Termination at Change in Control	7,378,713	$63,064	7,974,936	12,791,429	0	28,208,142
	Qualifying Termination without Change in Control	7,378,713	$63,064	7,974,936	12,791,429	0	28,208,142
	Death or Disability	2,312,400	0	696,779	12,791,429	0	15,800,608
Eric K. Brandt	Change in Control	0	0	259,200	4,650,363	0	4,909,563
	Qualifying Termination	2,285,000	61,977	2,171,880	4,650,363	0	9,169,220
	Death or Disability	900,000	0	259,200	4,650,363	0	5,809,563
Henry Samueli, Ph.D.	Change in Control	0	0	0	4,245,998	0	4,245,998
	Death or Disability	0	0	0	4,245,998	0	4,245,998
Daniel A. Marotta	Change in Control	0	0	236,918	3,617,233	0	3,854,151
	Qualifying Termination	1,700,250	61,977	1,054,519	3,617,233	0	6,433,979
	Death or Disability	750,000	0	236,918	3,617,233	0	4,604,151
Robert A. Rango	Change in Control	0	0	236,918	3,763,390	0	4,000,308
	Qualifying Termination	2,038,333	40,148	2,008,747	3,763,390	0	7,850,618
	Death or Disability	725,000	0	236,918	3,763,390	0	4,725,308

(1)

For “Qualifying Termination,” represents for Mr. McGregor, three times, and for Messrs. Brandt, Marotta and Rango, two times, the sum of (i) such officer’s 2012 annual rate of base salary and (ii) the average of such officer’s annual bonuses for the three years immediately preceding the year in which the qualifying termination occurs (or such fewer number of calendar years of employment with Broadcom). For “Death or Disability,” represents the cash bonuses actually earned by each named executive officer, as determined by our Compensation Committee on February 14, 2013.

(2)	Represents a lump sum payment in an amount estimated to cover the cost of COBRA continuation coverage and life and disability insurance coverage for following the qualifying termination event.

(3)	Represents the aggregate value of the accelerated vesting of the named executive officer’s unvested stock options and RSUs.

The amounts shown as the value of the accelerated stock options in connection with a change in control without a qualifying termination and for termination upon death or disability are based solely on the intrinsic value of the options and RSUs as of December 31, 2012. For options, the intrinsic value was calculated by multiplying (i) the amount by which the fair market value of our Class A common stock December 31, 2012 ($33.21) exceeded the applicable exercise price by (ii) the assumed number of option shares vesting on an accelerated basis December 31, 2012.

The amount shown as the value of each accelerated option in connection with a qualifying termination represents the fair value of that option estimated by using the Black-Scholes option pricing model, in accordance with the provisions of FASB ASC Topic 718, multiplied by the assumed number of option shares vesting under such option on an accelerated basis on December 31, 2012. It also takes into account the incremental fair value of the extended 21-month post-employment exercise period for the entire option. For a discussion of valuation methodologies used in the calculations, see Notes 1 and 8 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our 2012 Form 10-K.

The amount shown as the value of the accelerated RSUs for all represents the fair value calculated based on the fair market value of our Class A common stock December 31, 2012 ($33.21) multiplied by the assumed number of RSU shares vesting on an accelerated basis on December 31, 2012. Such amount does not include PRSUs that were not awarded as of December 31, 2012 since those awards, although considered “granted” under FASB ASC Topic 718, were not subject to the acceleration provisions in the Change in Control Severance Benefit Agreements at December 31, 2012.

(4)

Calculated on the basis of the following: (i) the parachute value determined for each change in control payment or benefit in accordance with the Treasury Regulations under Section 280G of the Internal Revenue Code, (ii) the W-2 wages of the individual for the five-year (2007 through 2011), (iii) an effective tax rate of 65.095% (federal, 35%; state, 13.3%; Medicare, 1.45%; and excise tax, 20%), calculated after taking into account federal tax deductions for state income tax and other deductions, (iv) the vesting of all outstanding unvested stock options and restricted stock units on the change in control date and (v) the additional 21-month post-employment exercise period for both vested options and the unvested options that accelerate on the change in control date. The parachute value attributable to the accelerated vesting of the stock options under clause (iv) is calculated using the safe harbor provided under Revenue Procedure 2003-68 with the following inputs: actual exercise price of each option, the $33.21 fair market value per share of the Class A common stock December 31, 2012, a volatility factor of 38%, a dividend yield of 1.20%, a risk-free rate of 0.05% and an expected term of 3 months calculated as of December 31, 2012. The parachute value attributable to the 21-month extension of the post-employment exercise period under clause (v) is calculated using a Black-Scholes option pricing model with the following inputs: actual exercise price of each option, the $33.21 fair market value per share of the Class A common stock December 31, 2012, a volatility factor of 40%, a dividend yield of 1.20%, a risk-free rate of 0.25% and an expected term of 24 months calculated as of December 31, 2012.

(5)	Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance (if applicable).

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Exchange Act that might incorporate future filings made by Broadcom under those statutes, the Audit Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the company under those statutes.

AUDIT COMMITTEE REPORT

Following is the report of the Audit Committee with respect to the company’s audited 2012 consolidated financial statements, which include its consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related notes thereto.

Composition and Charter.     The Audit Committee of the Board of Directors currently consists of three directors, all of whom qualify as “independent” and meet the other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Ms. Handel, who serves as Chair, Mr. Finocchio and Mr. Switz. The Audit Committee operates under a written charter adopted by the Board, the current version of which is available on our website at www.broadcom.com/investors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Responsibilities.    The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) the conduct of the accounting and financial reporting process and the integrity of the financial statements provided to shareholders and others; (ii) the functioning of the systems of internal accounting and financial reporting controls; (iii) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting; and (iv) our risk management process. The Audit Committee is also responsible for engaging and determining the compensation of the independent registered public accounting firm and overseeing its performance, qualifications and independence and its conduct of the annual independent audit of the financial statements, and its engagement for all other services.

It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company’s financial statements. Management is responsible for preparing the financial statements and maintaining effective internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act (“Section 404”), and has the primary responsibility for assuring their accuracy, effectiveness and completeness. The independent registered public accounting firm is responsible for auditing those financial statements and the effectiveness of internal control over financial reporting and expressing its opinion as to whether the financial statements present fairly, in accordance with U.S. generally accepted accounting principles, the company’s financial condition, results of operations and cash flows and that the company’s internal control over financial reporting is effective. However, the Audit Committee does consult with management and the independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the company’s financial affairs.

In the absence of their possession of a reason to believe that such reliance is unwarranted, the members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board, management or by any Board committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the financial statements are presented in accordance with U.S. generally accepted accounting principles.

Review with Management and Independent Registered Public Accounting Firm.     The Audit Committee reviewed and discussed the audited 2012 financial statements, including the quality of the company’s accounting principles, with management and the company’s independent registered public accounting firm for 2012, KPMG LLP. In addition, the Audit Committee consulted with management and KPMG LLP prior to recommending to the Board the presentation of the audited 2012 consolidated financial statements to the shareholders. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol.1. AU section 380), together with the guidelines established by the SEC and the Sarbanes-Oxley Act, including, among other items, matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of the effectiveness of internal control over financial reporting pursuant to Section 404. KPMG LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG LLP the latter’s independence, including whether its provision of non-audit services compromised such independence.

Conclusion and Appointment of Independent Registered Public Accounting Firm.     Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC and reappointed KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2013.

Submitted by the Audit Committee of the Board:

Nancy H. Handel, Chair

Robert J. Finocchio, Jr.

Robert E. Switz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

We have adopted a written policy for approval of transactions between Broadcom and its executive officers, directors, director nominees, beneficial owners of more than 5% of our common stock, and their respective immediate family members, each referred to as a Related Party, where the amount involved in the transaction exceeds or is expected to exceed $100,000. This policy provides that the Nominating & Corporate Governance Committee of the Board has the responsibility to review certain transactions subject to this policy and to decide whether or not to approve or ratify those transactions. In making its determination, the Nominating & Corporate Governance Committee takes into account the following factors, among other factors it may deem appropriate:

•	Whether the transaction is on terms comparable to those that could be obtained in arm’s length negotiations with an unrelated third party;

•	The availability of other sources for comparable services or products;

•	The extent of the Related Party’s interest in the transaction;

•	The conflicts of interest and corporate opportunity provisions of our Code of Ethics;

•	The benefits of the transaction to Broadcom; and

•

The impact or potential impact on a director’s independence, in the event the Related Party is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer.

To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable to Broadcom than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. The Nominating & Corporate Governance Committee intends to approve only those related party transactions that are in the best interests of Broadcom and our shareholders.

The Nominating & Corporate Governance Committee has adopted standing pre-approvals under the policy for compensation paid to directors and executive officers provided that such compensation is either reported under SEC rules or the Compensation Committee or other independent Board committee approved (or recommended to the Board to approve) such compensation.

Other than as described below or elsewhere in this proxy statement, since January 1, 2012 there has not been a transaction or series of related transactions to which Broadcom was or is a party involving an amount in excess of $120,000 and in which any director, nominee for director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements with Directors and Officers.    In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements require Broadcom, among other things, to indemnify each director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “liabilities”) paid or incurred by such individual in connection with certain actions, suits or proceedings arising out of the individual’s status or service as a director or officer (subject to certain exceptions, including liabilities arising from willful misconduct, conduct knowingly contrary to the best interests of Broadcom, or conduct that is knowingly fraudulent or deliberately dishonest or conduct that results in improper personal benefit) and to advance or reimburse expenses incurred by the individual in connection with any proceeding against the individual with respect to which he or she may be entitled to indemnification by Broadcom.

Honda Center Arena Suite License Agreement

In January 2011 we purchased a corporate arena suite license to use a private enclosed luxury suite during events at the Honda Center, referred to as the Suite License, from Anaheim Arena Management, LLC and Anaheim Ducks Hockey Club, LLC, entities controlled (directly or indirectly) by Dr. Samueli. The Suite License commenced January 20, 2011 and runs for an initial five-year term. The 2012 fees were $292,107. The transaction was approved by the Nominating & Corporate Governance Committee of the Board. The Committee members unanimously agreed with disinterested members of senior management that the arena suite license affords Broadcom an appropriate opportunity to conduct business, reward employee contributions and build employee morale.

OTHER INFORMATION

2012 Annual Report to Shareholders

A copy of our 2012 annual report to shareholders has been provided concurrently with this proxy statement (or made available electronically, for shareholders who elected to access these materials over the Internet) to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2012 annual report to shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material. On January 30, 2013 we filed with the SEC an annual report on Form 10-K for the year ended December 31, 2012. The 2012 Form 10-K has been printed (without certain exhibits) as part of our 2012 annual report to shareholders. Shareholders may also obtain a copy of the 2012 Form 10-K or any of its exhibits, and any of our other SEC reports, free of charge, from the SEC website at www.sec.gov or from our website at www.broadcom.com/investors, or by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The 2012 Form 10-K and information contained on our website, other than this proxy statement, are not considered proxy solicitation material and are not incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

Irvine, California March 29, 2013	Arthur Chong Executive Vice President, General Counsel and Secretary

Forward-Looking Statements

All statements included or incorporated by reference in this proxy statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other U.S. Securities and Exchange Commission filings. The forward-looking statements in this proxy statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

BROADCOM CORPORATION

CLASS A COMMON STOCK

PROXY FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BROADCOM CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held May 14, 2013 and the proxy statement, and appoints Scott A. McGregor and Eric K. Brandt, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting, to be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California, May 14, 2013 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE THANK YOU FOR VOTING

5300 CALIFORNIA AVENUE

IRVINE, CALIFORNIA 92617

VOTE OVER THE INTERNET: www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote over the Internet, you DO NOT need to return your proxy card.

VOTE BY TELEPHONE: +1.800.690.6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2013. Have your proxy card in hand when you call and follow the instructions. If you vote by telephone, you DO NOT need to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BROADCOM CORPORATION

1. To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified:	For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:
01) Robert J. Finocchio, Jr. 02) Nancy H. Handel 03) Eddy W. Hartenstein 04) Maria M. Klawe, Ph.D. 05) John E. Major	06) Scott A. McGregor 07) William T. Morrow 08) Henry Samueli, Ph.D. 09) Robert E. Switz

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR proposal 2. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above, FOR proposal 2 and, in accordance with the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

BROADCOM CORPORATION

CLASS B COMMON STOCK

PROXY FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF BROADCOM CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held May 14, 2013 and the proxy statement, and appoints Scott A. McGregor and Eric K. Brandt, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting, to be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California, May 14, 2013 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE THANK YOU FOR VOTING

5300 CALIFORNIA AVENUE

IRVINE, CALIFORNIA 92617

VOTE OVER THE INTERNET: www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote over the Internet, you DO NOT need to return your proxy card.

VOTE BY TELEPHONE: +1.800.690.6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2013. Have your proxy card in hand when you call and follow the instructions. If you vote by telephone, you DO NOT need to return your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail early to ensure that your proxy card is received prior to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BROADCOM CORPORATION

1. To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of shareholders and/or until their successors are duly elected and qualified:	For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:
01) Robert J. Finocchio, Jr. 02) Nancy H. Handel 03) Eddy W. Hartenstein 04) Maria M. Klawe, Ph.D. 05) John E. Major	06) Scott A. McGregor 07) William T. Morrow 08) Henry Samueli, Ph.D. 09) Robert E. Switz

	For	Against	Abstain
2.

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending
December 31, 2013.

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR proposal 2. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above, FOR proposal 2 and, in accordance with the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date